                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                                      among

                    SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.
                                as the Borrower,

                         SUNOCO LOGISTICS PARTNERS L.P.
                                 as a Guarantor

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and
                                   L/C Issuer,

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent,

                           CREDIT SUISSE FIRST BOSTON
                                       and
                          LEHMAN COMMERCIAL PAPER INC.,
                           as Co-Documentation Agents,

                                       and

                            The Lenders Party Hereto

                                  $150,000,000

                             SENIOR CREDIT FACILITY

                         BANC OF AMERICA SECURITIES LLC
                     As Sole Lead Arranger and Book Manager

                          Dated as of February 1, 2002

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Article I. DEFINITIONS AND ACCOUNTING TERMS............................................................1
         1.01         Defined Terms....................................................................1
         1.02         Other Interpretive Provisions...................................................21
         1.03         Accounting Terms................................................................21
         1.04         Rounding........................................................................21
         1.05         References to Agreements and Laws...............................................21

Article II. THE COMMITMENTS AND BORROWINGS............................................................22
         2.01         Loans...........................................................................22
         2.02         Letters of Credit...............................................................22
         2.03         Borrowings, Conversions and Continuations of Loans..............................28
         2.04         Prepayments.....................................................................29
         2.05         Reduction or Termination of Commitments.........................................31
         2.06         Repayment of Loans..............................................................31
         2.07         Interest........................................................................31
         2.08         Fees............................................................................32
         2.09         Computation of Interest and Fees................................................33
         2.10         Evidence of Debt................................................................33
         2.11         Payments Generally..............................................................33
         2.12         Sharing of Payments.............................................................35

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY...................................................36
         3.01         Taxes...........................................................................36
         3.02         Illegality......................................................................37
         3.03         Inability to Determine Rates....................................................37
         3.04         Increased Cost and Reduced Return; Capital Adequacy; Reserves on
                      Eurodollar Rate Loans...........................................................37
         3.05         Funding Losses..................................................................38
         3.06         Matters Applicable to all Requests for Compensation.............................38
         3.07         Survival........................................................................39

Article IV. CONDITIONS PRECEDENT TO BORROWINGS........................................................39
         4.01         Conditions to Credit Extension..................................................39
         4.02         Deadline for Conditions Effective Date..........................................41
         4.03         Conditions to all Loans and L/C Credit Extensions...............................41

Article V. REPRESENTATIONS AND WARRANTIES.............................................................41
         5.01         Existence; Qualification and Power; Compliance with Laws........................41
         5.02         Authorization; No Contravention.................................................42
         5.03         Governmental Authorization......................................................42
         5.04         Binding Effect..................................................................42
         5.05         Financial Statements; No Material Adverse Effect................................42
         5.06         Litigation......................................................................42
         5.07         Ownership of Property; Liens....................................................42
         5.08         Environmental Compliance........................................................42

         5.09         Insurance.......................................................................43
         5.10         Taxes...........................................................................43
         5.11         ERISA Compliance................................................................43
         5.12         Subsidiaries and other Investments..............................................44
         5.13         Margin Regulations; Investment Company Act; Public Utility Holding
                      Company Act; Use of Proceeds....................................................44
         5.14         Disclosure......................................................................44
         5.15         Labor Matters...................................................................44
         5.16         Compliance with Laws............................................................44
         5.17         Third Party Approvals...........................................................44
         5.18         Solvency........................................................................45

Article VI. AFFIRMATIVE COVENANTS.....................................................................45
         6.01         Financial Statements............................................................45
         6.02         Certificates; Other Information.................................................46
         6.03         Notices.........................................................................46
         6.04         Payment of Obligations..........................................................47
         6.05         Preservation of Existence, Etc..................................................47
         6.06         Maintenance of Assets and Business..............................................47
         6.07         Maintenance of Insurance........................................................47
         6.08         Compliance with Laws............................................................47
         6.09         Books and Records...............................................................47
         6.10         Inspection Rights...............................................................47
         6.11         Compliance with ERISA...........................................................48
         6.12         Use of Proceeds.................................................................48
         6.13         Guaranties......................................................................48
         6.14         Material Agreements.............................................................48
         6.15         Clean Down Period...............................................................48

Article VII. NEGATIVE COVENANTS.......................................................................48
         7.01         Liens...........................................................................49
         7.02         Investments.....................................................................49
         7.03         Hedging Agreements..............................................................50
         7.04         Indebtedness of Subsidiaries....................................................50
         7.05         Fundamental Changes.............................................................50
         7.06         Dispositions....................................................................51
         7.07         Restricted Payments; Distributions and Redemptions..............................51
         7.08         ERISA...........................................................................52
         7.09         Nature of Business; Capital Expenditures........................................52
         7.10         Transactions with Affiliates....................................................52
         7.11         Burdensome Agreements...........................................................52
         7.12         Use of Proceeds.................................................................52
         7.13         Material Agreements.............................................................52
         7.14         Financial Covenants.............................................................52

Article VIII. EVENTS OF DEFAULT AND REMEDIES..........................................................53
         8.01         Events of Default...............................................................53
         8.02         Remedies Upon Event of Default..................................................55

Article IX. ADMINISTRATIVE AGENT......................................................................56
         9.01         Appointment and Authorization of Administrative Agent...........................56
         9.02         Delegation of Duties............................................................56
         9.03         Liability of Administrative Agent...............................................56
         9.04         Reliance by Administrative Agent................................................57
         9.05         Notice of Default...............................................................57
         9.06         Credit Decision; Disclosure of Information by Administrative Agent..............58
         9.07         Indemnification of Administrative Agent.........................................58
         9.08         Administrative Agent in its Individual Capacity.................................58
         9.09         Successor Administrative Agent..................................................59
         9.10         Other Agents; Lead Managers.....................................................59

Article X. MISCELLANEOUS..............................................................................59
         10.01        Amendments, Etc.................................................................59
         10.02        Notices and Other Communications; Facsimile Copies..............................60
         10.03        No Waiver; Cumulative Remedies..................................................61
         10.04        Attorney Costs; Expenses and Taxes..............................................61
         10.05        Indemnification.................................................................62
         10.06        Payments Set Aside..............................................................63
         10.07        Successors and Assigns..........................................................63
         10.08        Confidentiality.................................................................66
         10.09        Set-off.........................................................................66
         10.10        Interest Rate Limitation........................................................66
         10.11        Counterparts....................................................................67
         10.12        Integration.....................................................................67
         10.13        Survival of Representations and Warranties......................................67
         10.14        Severability....................................................................67
         10.15        Foreign Lenders.................................................................67
         10.16        Governing Law...................................................................68
         10.17        Waiver of Right to Trial by Jury, Etc...........................................69
         10.18        No General Partner's Liability..................................................69
         10.19        ENTIRE AGREEMENT................................................................69

         SIGNATURES..................................................................................S-1

SCHEDULES

         2.01     Commitments
         5.12     Subsidiaries and other Equity Investments
         7.01     Existing Liens
         10.02    Addresses for Notices to Borrower, Guarantors and Administrative Agent

EXHIBITS

                           Form of:

         A-1               Borrowing Notice
         A-2               Conversion/Continuation Notice
         B                 Note
         C                 Compliance Certificate pursuant to Section 6.02(a)
         D                 Assignment and Acceptance
         E-1               Subsidiary Guaranty
         E-2               Guaranty (MLP)
         F-1 and F-2       Opinions of Counsel
         G                 Cash Collateral Account Agreement

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of February 1, 2002, among SUNOCO LOGISTICS PARTNERS OPERATIONS L.P., a Delaware limited partnership (the "Borrower"), SUNOCO LOGISTICS PARTNERS L.P., a Delaware limited partnership (the "MLP"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

     The Borrower has requested that the Lenders provide a revolving credit facility with a letter of credit sub-facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     Acquisition means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by a Company of all or substantially all of the assets of a Person or of any business or division of a Person; (b) the acquisition by a Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person; or (c) a merger, consolidation, amalgamation, or other combination by a Company with another Person if a Company is the surviving entity, provided that, (i) in any merger involving the Borrower, the Borrower must be the surviving entity; and
(ii) in any merger involving a Wholly-Owned Subsidiary and another Subsidiary, a Wholly-Owned Subsidiary shall be the survivor.

     Administrative Agent means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     Administrative Agent's Office means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

     Administrative Details Form means the Administrative Details Reply Form furnished by a Lender to the Administrative Agent in connection with this Agreement.

     Affiliate means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     Agent/Arranger Fee Letter has the meaning specified in Section 2.08(d).

     Agent-Related Persons means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the

Administrative Agent, Banc of America Securities LLC), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Aggregate Commitments has the meaning set forth in the definition of "Commitment."

     Aggregate Committed Sum means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders (as the same may have been reduced or canceled as provided in the Loan Documents).

     Agreement means this Credit Agreement.

     Applicable Rate means the following percentages per annum (stated in terms of basis points) set forth in the table below, on any date of determination, with respect to the Type of Borrowing or facility fee that corresponds to the Pricing Level, as determined based upon the Borrower's Debt Rating.

--------------------------------------------------------------------------------------------------
                                                            Applicable
                                                             Rate for
                                                            Eurodollar    Applicable
                                                            Rate Loans     Rate for
Pricing                                                     and Letters    Base Rate   Utilization
 Level        Debt Rating      Facility Fee   Ticking Fee    of Credit       Loans         Fee
--------------------------------------------------------------------------------------------------
   1             A-/A3             12.5           12.5          50.0           0           10.0
--------------------------------------------------------------------------------------------------
   2           BBB+/Baa1           15.0           15.0          60.0           0           12.5
--------------------------------------------------------------------------------------------------
   3           BBB/Baa2            17.5           17.5          70.0           0           12.5
--------------------------------------------------------------------------------------------------
   4           BBB-/Baa3           25.0           25.0          87.5           0           12.5
--------------------------------------------------------------------------------------------------
   5      BB+/Ba1 or unrated       45.0           45.0         110.0           0           20.0
--------------------------------------------------------------------------------------------------

Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(d) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

     Arranger means Banc of America Securities LLC, in its capacity as sole lead arranger and book manager.

     Asset Acquisition has the meaning set forth in Section 7.14(c)(i).

     Assignment and Acceptance means an Assignment and Acceptance substantially in the form of Exhibit D.

     Attorney Costs means and includes all reasonable fees and reasonable disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

     Attributable Indebtedness means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

     Attributable Principal means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     Authorizations means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

     Bank Guaranties means guaranties or other agreements or instruments serving a similar function issued by a bank or other financial institution.

     Bank of America means Bank of America, N.A.

     Base Rate means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     Base Rate Loan means a Loan that bears interest based on the Base Rate.

     Board means the Board of Governors of the Federal Reserve System of the United States of America.

     Borrower has the meaning set forth in the introductory paragraph hereto.

     Borrower Affiliate means each Subsidiary of the Borrower, the General Partner, the MLP, the general partner of the MLP, each Guarantor, and their respective Subsidiaries.

     Borrower Operating Agreements means the following: (a) Borrower's and its Subsidiaries' Organization Documents, (b) the Omnibus Agreement, (c) the Contribution Agreement, (d) the Throughput Agreement, (e) the Interrefinery Lease Agreement, and (f) the Treasury Services Agreement.

     Borrowing means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to
Section 2.01.

     Borrowing Notice means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or A-2, as applicable.

     Business Day means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

     Capital Expenditure by a Person means an expenditure (determined in accordance with GAAP) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto.

     Capital Lease means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

     Cash Collateral Account Agreement means the Cash Collateral Account Agreement executed on even date herewith substantially in the form of Exhibit G attached hereto.

     Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash and deposit account balances held pursuant to the Cash Collateral Account Agreement.

     Change of Control means (a) the failure of Sunoco to own, directly or indirectly, 51% of the general partner interests in the MLP, (b) the failure of the MLP to own, free of all Liens, directly or indirectly, 100% of the general partner interests in the Borrower, (c) the failure of Sunoco to control the management of both the MLP and the Borrower, or (d) the failure of the MLP to own, free of all Liens, all of the limited partner interest in the Borrower.

     Change in Law means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 3.04(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     Clean Down Period has the meaning set forth in Section 6.15.

     Closing Date means the date upon which this Agreement has been executed by the Borrower, the Lenders and the Administrative Agent.

     Code means the Internal Revenue Code of 1986.

     Commitment means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, and to purchase participations in L/C Obligations pursuant to Section 2.02, in an aggregate principal amount at any one time outstanding not to exceed its Committed Sum, in each case as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

     Committed Sum means for any Lender, at any date of determination occurring prior to the Maturity Date, the amount stated beside such Lender's name on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

     Company and Companies means, on any date of determination thereof, the MLP, the Borrower and each of their respective Subsidiaries.

     Compensation Period has the meaning set forth in Section 2.11(e)(ii).

     Compliance Certificate means a certificate substantially in the form of Exhibit C.

     Conditions Effective Date means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Sections 4.01(b) and (c), waived by the Person entitled to receive the applicable payment).

     Consolidated EBITDA means, for any period, for the MLP and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

     For purposes of calculating compliance with Section 7.14, the following shall apply:

          (i) If the MLP Offering Closing occurs during the first fiscal quarter of 2002: (A) Consolidated EBITDA for each of the fiscal quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001
     shall be the pro forma results of the MLP set forth in financial statements provided by the Borrower to the Administrative Agent and to each Lender, which financial information shall be prepared using a methodology substantially similar to the methodology used in preparing the MLP Registration Statement, and (B) Consolidated EBITDA for the fiscal quarter ending March 31, 2002 shall be the actual results of the MLP as set forth in financial statements filed with the Securities and Exchange Commission in the Form 10-Q for the quarter ended March 31, 2002, adjusted on a pro forma basis as necessary for the period prior to the MLP Offering Closing, in each case with respect to which financial statements the Borrower shall have provided a certificate containing the representations and warranties set forth in Section 5.05(a).

          (ii) If the MLP Offering Closing occurs during the second fiscal quarter of 2002: (A) Consolidated EBITDA for each of the fiscal quarters ending June 30, 2001, September 30, 2001 and December 31, 2001 shall be the pro forma results of the MLP as set forth in financial statements provided by the Borrower to the Administrative Agent and to each Lender, which financial information shall be prepared using a methodology substantially similar to the methodology used in preparing the MLP Registration Statement, (B) Consolidated EBITDA for the fiscal quarter ending March 31, 2002 shall be the actual results of the MLP as set forth in financial statements filed with the Securities and Exchange Commission in the Form 10-Q for the quarter ended March 31, 2002, adjusted on a pro forma basis as necessary for the period prior to the MLP Offering Closing, and (C) Consolidated EBITDA for the fiscal quarter ending June 30, 2002 shall be the actual results of the MLP as set forth in financial statements filed with the Securities and Exchange Commission in the Form 10-Q for the quarter ended June 30, 2002, adjusted on a pro forma basis as necessary for the period prior to the MLP Offering Closing, in each case with respect to which financial statements the Borrower shall have provided a certificate containing the representations and warranties set forth in Section 5.05(a).

     Consolidated Interest Charges means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the MLP and its Subsidiaries in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the MLP and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

     Consolidated Net Income means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the net income or net loss of the MLP and its Subsidiaries from continuing operations, provided that there shall be excluded from such net income (to the extent otherwise included therein): (a) the income (or loss) of any entity other than a Subsidiary in which the MLP or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the MLP or such Subsidiary in the form of cash dividends or similar cash distributions; (b) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure under rate cases), (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, and (d) proceeds of any insurance on property, plant or equipment other than business interruption insurance.

     Consolidated Total Debt means, as of any date of determination, for the MLP and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) Capital Leases, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and (b) above.

     Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     Contribution Agreement means the Contribution, Conveyance and Assumption Agreement dated as of the date of MLP Offering Closing, among Sunoco Partners LLC, the MLP, the Borrower, and certain Affiliates of Sunoco.

     Credit Extension means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     Crude Oil Purchase Agreements means Crude Oil Purchase Agreements between Sunoco Partners Marketing & Terminals and Sunoco R&M, entered into from time to time.

     Customary Coverage means insurance coverage in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

     Debt Rating of the Borrower means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided
                                                                        --------
that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply.

     Debtor Relief Laws means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     Default means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     Default Rate means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     Disposition or Dispose means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     Distribution Loan means a Loan which is made for the purpose of paying a Quarterly Distribution.

     Documentation Agent-Related Person means each of Credit Suisse First Boston and Lehman Commercial Paper Inc., together with their respective Affiliates, and their respective officers, directors, employees, agents and attorneys-in-fact.

     Dollar and $ means lawful money of the United States of America.

     EDGAR means the Electronic Data Gathering and Retrieval System of the United States Securities and Exchange Commission.

     Eligible Assignee means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

     Environmental Law means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.Section. 9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C.Section. 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section. 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.Section. 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C.Section. 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.Section. 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C.Section. 4321 et seq.), the Oil Pollution Act (33 U.S.C.Section. 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.Section. 6901 et seq.), the Rivers and Harbors Act (33 U.S.C.Section. 401 et seq.), the Safe Drinking Water Act (42 U.S.C.Section. 201 and Section. 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C.Section. 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.Section. 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or
(d) the Release or threatened Release of Hazardous Substances.

     ERISA means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

     ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under Section 412 of the Code).

     ERISA Event means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     Eurodollar Rate means for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page (such page currently being page 3750) of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     Eurodollar Rate Loan means a Loan that bears interest at a rate based on the Eurodollar Rate.

     Event of Default means any of the events or circumstances specified in
Article VIII.

     Evergreen Letter of Credit has the meaning specified in Section
2.02(b)(iii).

     Federal Funds Rate means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     Foreign Lender has the meaning specified in Section 10.15.

     Foreign Subsidiary of any Person means a Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction other than a jurisdiction of the United States.

     GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     General Partner means Sunoco Logistics Partners GP LLC, a Delaware limited liability company, the general partner of the Borrower.

     Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     Granting Lender has the meaning specified in Section 10.07(i).

     Guarantors means any Person, including the MLP and every Subsidiary of Borrower, which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty, or otherwise.

     Guaranty means a Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E-1 or Exhibit E-2, as may be amended from time to time.

     Guaranty Obligation means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be the lesser of (a) an amount equal to the stated or determinable outstanding amount of the related primary obligation and (b) the maximum amount for which such guarantying Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guarantying Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

     Hazardous Substance means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation any hazardous substance within the meaning of Section 101(14) of CERCLA, and (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other refined petroleum hydrocarbons.

     Honor Date has the meaning set forth in Section 2.02(c)(i).

     Incremental EBITDA of an entity means the EBITDA of such entity for the most recent four fiscal quarters. For this purpose:

          EBITDA means an amount equal to the sum of (a) Net Income, (b) Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Net Income, and
          (d) the amount of depreciation and amortization expense deducted in determining such Net Income.

          Interest Charges means the sum of (a) all interest, premium payments, fees, charges and related expenses in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

          Net Income for a Person means the net income or net loss from continuing operations, provided that there shall be excluded form such net income (to the extent otherwise included therein): (a) the income (or loss) of any entity other than a Subsidiary in which such Person has an ownership interest, except to the extent that any such income has been actually received by such Person in the form of cash dividends or similar cash distributions; (b) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure under rate cases),
          (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, and (d) proceeds of any insurance on property, plant or equipment other than business interruption insurance.

     Indebtedness means, as to any Person at a particular time, all of the following:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) the face amount of all letters of credit (including standby and commercial), banker's acceptances, Bank Guaranties, surety bonds, and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;

          (c) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than 60 days, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (d) Capital Leases; and

          (e) all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     Indemnified Liabilities has the meaning set forth in Section 10.05.

     Independent Insurers means sound and reputable insurance companies not Affiliates of the Borrower.

     Indemnitees has the meaning set forth in Section 10.05.

     Initial Financial Statements means the financial statements delivered pursuant to clauses (A), (B), (C) and (D) of Section 4.01(a)(vii).

     Interest Coverage Ratio means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the sum of (i) Consolidated Interest Charges during such period and (ii) imputed interest charges on Capital Leases, of the MLP and its Subsidiaries during such period. Consolidated Interest Charges and imputed interest charges on Capital Leases for the fiscal quarters ending March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002 shall be computed on an annualized pro forma basis based upon Consolidated Interest Charges and imputed interest charges on Capital Leases for the period from the MLP Offering Closing through the date of determination.

     Interest Payment Date means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     Interest Period means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

     Interrefinery Lease Agreement means the Interrefinery Lease Agreement between Sunoco Pipeline L.P. and Sunoco R&M dated as of the date of the MLP Offering Closing.

     Investment means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     Investment Grade Rating means ratings of BBB- and Baa3 or better by S&P and Moody's, respectively, of long-term non-enhanced senior unsecured debt.

     IRS means the United States Internal Revenue Service.

     Laws means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority.

     L/C Advance means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

     L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

     L/C Credit Extension means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     L/C Issuer means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     L/C Obligations means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     Lender has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

     Lending Office means, as to any Lender, the office or offices of such Lender set forth on its Administrative Details Form, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     Letter of Credit means any standby letter of credit issued hereunder.

     Letter of Credit Application means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

     Letter of Credit Expiration Date means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

     Letter of Credit Sublimit means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     Leverage Ratio means, for the MLP and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Total Debt as of the determination date to
(b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently ended.

     Lien means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person, (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     Loan means an extension of credit by a Lender to the Borrower pursuant to
Section 2.01.

     Loan Documents means this Agreement, each Note, the Agent/Arranger Fee Letter, each Borrowing Notice, each Compliance Certificate, the Guaranties, and the Cash Collateral Account Agreement.

     Loan Parties means, collectively, the Borrower and each Guarantor.

     Logistics Balance Sheet has the meaning set forth in Section
4.01(a)(vii)(A).

     Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Borrower and its Subsidiaries taken as a whole or of the MLP and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower, the MLP, or any other Loan Party, collectively to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower, against the MLP, or against the Loan Parties, collectively, of any Loan Documents.

     Material Agreement means (a) each Borrower Operating Agreement, and (b) any other contract material to the business of the Borrower and its Subsidiaries, taken as a whole.

     Maturity Date means (a) the Stated Maturity Date, or (b) such earlier effective date of any other termination, cancellation, or acceleration of all Commitments under this Agreement.

     Maximum Amount and Maximum Rate respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

     MLP has the meaning set forth in the introductory paragraph hereto.

     MLP Offering means the initial sale to the public of common units in the MLP pursuant to the MLP Registration Statement.

     MLP Offering Closing means the consummation of the sale of common units to the public pursuant to the MLP Registration Statement.

     MLP Registration Statement means the Registration Statement on Form S-1 filed on October 22, 2001 with the Securities and Exchange Commission in connection with the sale of common units in the MLP, as amended by Amendment No. 1 filed on December 18, 2001, as may be further amended.

     Moody's means Moody's Investors Service, Inc.

     Multiemployer Plan means any employee benefit plan of the type described in
Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

     Net Cash Proceeds means with respect to any Disposition, cash (including any cash received by way of deferred payment pursuant to a promissory note or otherwise, as and when received) received by the Borrower or any of its Subsidiaries in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (a) deduction of Taxes payable in connection with or as a result of such transaction, (b) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys' fees and closing costs incurred in connection with such transaction),
(c) deduction of appropriate amounts required to be reserved (in accordance with GAAP) for post-closing adjustments by the Borrower or any of its Subsidiaries in connection with such transaction, against any liabilities retained by the Borrower or any of its Subsidiaries after such transaction, which liabilities are associated with the asset or assets being sold, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (d) deduction for the amount of any Indebtedness (other than the Obligations or Indebtedness owed to the Borrower or any of its Subsidiaries) secured by the respective asset or assets being sold, which Indebtedness is repaid as a result of such transaction; provided, however, in the case of Taxes that are deductible under clause (a) preceding or post-closing adjustments under clause (c) preceding, but which Taxes or post-closing adjustments have not actually been paid or are not yet payable, the Borrower or any of its Subsidiaries selling such assets may deduct from the cash proceeds an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP as a reasonable estimate for such Taxes or post-closing adjustments, so long as, at the time such Taxes or post-closing adjustments are actually paid, the amount, if any, by which the Reserved Amount exceeds the Taxes or post-closing adjustments actually paid shall constitute additional "Net Cash Proceeds" of such Disposition.

     Nonrenewal Notice Date has the meaning specified in Section 2.02(b)(iii).

     Notes means promissory notes of the Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

     Obligations means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding; provided that, all references to the "Obligations" in each Guaranty and in Sections 2.11(c) and 10.09 of this Agreement shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and all renewals and extensions thereof or any part thereof) now or hereafter owed to any Lender or any Affiliate of a Lender arising from or pursuant to any Swap Contract entered into by the Borrower or any of its Subsidiaries.

     Omnibus Agreement means the Omnibus Agreement dated as of the date of the MLP Offering Closing, among the MLP, General Partner, the Borrower, Sunoco, Sunoco (R&M) and certain other Affiliates of Sunoco.

     Organization Documents means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

     Other Senior Notes means unsecured notes issued by the Borrower in a principal amount of not less than $210 million with a maturity date of not less than five (5) years, issued pursuant to an agreement containing covenants and events of default that are not more restrictive than those contained in this Agreement.

     Other Taxes has the meaning specified in Section 3.01(b).

     Outstanding Amount means on any date, (i) with respect to Loans, the aggregate principal amount thereof after giving effect to any Borrowings and prepayments or repayments occurring on such date; and (ii) with respect to any L/C Obligations, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     Participant has the meaning specified in Section 10.07(d).

     Partnership Agreement (Borrower) means (a) prior to the MLP Offering Closing, the Partnership Agreement of the Borrower dated December 6, 2001, and
(b) after the MLP Offering Closing, the Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners Operations L.P., substantially in the form attached as Exhibit 3.4 to the MLP Registration Statement.

     Partnership Agreement (MLP) means (a) prior to the MLP Offering Closing, the Partnership Agreement of the MLP dated October 15, 2001, and (b) after the MLP Offering Closing, the First Amended and Restated Agreement of Limited Partnership of the MLP, substantially in the form attached as Appendix A to the MLP Registration Statement.

     PBGC means the Pension Benefit Guaranty Corporation.

     Pension Plan means any "employee pension benefit plan" (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     Permitted Acquisition means an Acquisition by the Borrower or a Subsidiary of the Borrower, so long as the following requirements have been satisfied:

          (i) Such Acquisition shall not result in the Borrower's ownership of a Foreign Subsidiary;

          (ii) At the time of the closing of the Acquisition, the Borrower shall deliver to the Administrative Agent (A) a certificate of a Responsible Officer of Borrower certifying that as of the closing of the Acquisition, no Default or Event of Default (including a Default pursuant to Section 7.09) shall exist or occur as a result thereof and after giving effect thereto, and (B) a copy of the purchase agreement governing such Acquisition;

          (iii) At the time of closing of the Acquisition, the Borrower shall deliver to the Administrative Agent a certificate, demonstrating pro forma compliance with Sections 7.01(i), 7.04(c) and 7.14, as of the closing of the Acquisition after giving effect thereto and after giving effect to any Indebtedness (including Obligations) incurred in connection therewith; and

          (iv) If such Acquisition results in the Borrower's ownership of a Subsidiary who is not yet a Guarantor, the Borrower shall have complied with the requirements of Section 6.13 as of the date of such Acquisition.

     Permitted Investments means:

          (a) United States Dollars;

          (b) direct general obligations, or obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than thirteen (13) months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;

          (c) certificates of deposit and eurodollar time deposits with maturities of thirteen (13) months or less, bankers acceptances with maturities not exceeding one hundred eighty (180) days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and having a rating of at least "A2" by Moody's and at least "A" by S & P;

          (d) repurchase obligations with a term of not more than thirteen (13) months for underlying securities of the types described in (b) and (c) above entered into with any financial institution meeting the qualifications in (c) above;

          (e) commercial paper (having original maturities of not more than two hundred seventy (270) days) of any person rated "P-1" or better by Moody's or "A-1" or the equivalent by S & P; and

          (f) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clause (a) through (e) above.

     Permitted Liens means Liens permitted under Section 7.01 as described in such Section.

     Person means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

     Plan means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

     Present and Related Businesses means the storage, transportation and distribution of hydrocarbons, and businesses closely related thereto.

     Principal Payment means a payment of principal (or, in the case of a Synthetic Lease, Attributable Principal), whether pursuant to an amortization schedule, at maturity, or otherwise.

     Pro Rata Share means, at any date of determination, for any Lender, the percentage (carried out to the ninth decimal place) that its Committed Sum bears to the Aggregate Committed Sum.

     Proceeds Account has the meaning set forth in Section 2.04(b)(iv).

     Quarterly Distributions means with respect to the Borrower, the distributions by the Borrower of Available Cash (as defined in the Partnership Agreement (Borrower)) or with respect to MLP, the distributions by the MLP of Available Cash (as defined in the Partnership Agreement (MLP)).

     Reduction Amount has the meaning set forth in the definition of Triggering Sale.

     Reference Period has the meaning set forth in Section 7.14(c)(i).

     Refinery Assets means refineries and related assets that accept crude oil or feedstock or ship product pursuant to a Borrower Operating Agreement.

     Register has the meaning set forth in Section 10.07(c).

     Reinvested means used for capital expenditures in connection with the Present and Related Business of a Company.

     Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil in violation of any Environmental Law.

     Reportable Event means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     Request for Credit Extension means (a) with respect to a Borrowing, conversion or continuation of Loans, a Borrowing Notice, and (b) with respect to a L/C Credit Extension, a Letter of Credit Application.

     Required Lenders means (a) on and after the Closing Date and until the Conditions Effective Date, and at all times thereafter prior to termination of the Commitments, Lenders whose Pro Rata Shares aggregate more than 50%, and (b) at any time after termination of the Commitments, those Lenders holding more than 50% of the sum of (i) the Loans plus (ii) the L/C Obligations.

     Responsible Officer means the president, chief executive officer, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     Restricted Payment by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.

     Rights means rights, remedies, powers, privileges, and benefits.

     S&P means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

     Servicing Employees has the meaning set forth in Section 5.15.

     SPC has the meaning specified in Section 10.07(i).

     Stated Maturity Date means January 31, 2005.

     Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     Sunoco means Sunoco, Inc., a Pennsylvania corporation.

     Sunoco Contract Party means Sunoco or any Affiliate of Sunoco that is a party to a Material Agreement with the MLP, the Borrower or a Subsidiary of Borrower, and any permitted assignee.

     Sunoco Logistics Business means the major portion of Sunoco's crude oil and refined product pipelines, terminalling and storage assets and its related business enterprise including interstate and intrastate crude oil and refined product pipelines, refined product terminals, crude and refined product storage facilities and related marketing operations previously owned by Subsidiaries of Sunoco and located in the states of Texas and Oklahoma, the Midwest and the Northeast.

     Sunoco Partners Marketing & Terminals means Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership, any successor entity or any entity to which all or substantially all of its assets are transferred.

     Sunoco Pipeline L.P. means Sunoco Pipeline L.P., a Texas limited partnership, any successor entity or any entity to which all or substantially all of its assets are transferred.

     Sunoco (R&M) means Sunoco, Inc. (R&M), a Pennsylvania corporation.

     Swap Contract means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

     Syndication Agent-Related Person means First Union National Bank, together with its Affiliates, and their respective officers, directors, employees, agents and attorneys-in-fact.

     Synthetic Lease Obligation means the monetary obligation of a Person under
(a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Principal in respect thereof as of such date.

     Taxes has the meaning set forth in Section 3.01.

     Throughput Agreement means the Pipelines and Terminals Storage and Throughput Agreement between the Borrower, Sunoco R&M, and certain other Affiliates of Sunoco dated as of the date of the MLP Offering Closing.

     Treasury Services Agreement means the Treasury Services Agreement between the Borrower, the MLP, and Sunoco, dated as of the date of the MLP Offering Closing, pursuant to which the Borrower and the MLP participate in Sunoco's centralized cash management program.

     Triggering Sale means any Disposition (other than a Disposition permitted by Section 7.06(a)(i), (ii), (iii) or (iv)) by a Company to any other Person (other than to the Borrower or to a Wholly-Owned Subsidiary of the Borrower) with respect to which the Net Cash Proceeds realized by any Company for such Disposition, when aggregated with the Net Cash Proceeds from all such other Dispositions by all Companies occurring since the Closing Date, equals or exceeds an amount (the "Threshold Amount") which is equal to 10% of the MLP's consolidated assets (measured as of the close of the then most recent fiscal quarter end). The portion of the Net Cash Proceeds in excess of the Threshold Amount is herein called the "Reduction Amount."

     Type means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     Unauthorized Assignment means an assignment by a Sunoco Contract Party of any of its obligations under a Borrower Operating Agreement other than an assignment to a purchaser with an Investment Grade Rating who fully assumes the obligations of such Sunoco Contract Party under such Borrower Operating Agreement.

     Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     Unreimbursed Amount has the meaning set forth in Section 2.02(c)(i).

     Voting Stock means the capital stock (or equivalent thereof) of any class or kind, of a Person, the holders of which are entitled to vote for the election of directors, managers, or other voting members of the governing body of such Person.

     Wholly-Owned when used in connection with a Person means any Subsidiary of such Person of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by such Person or one or more of its Wholly-Owned Subsidiaries.

     1.02 Other Interpretive Provisions.

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

     (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II.
                         THE COMMITMENTS AND BORROWINGS

     2.01 Loans. (a) Subject to the terms and conditions set forth herein, each Lender severally, but not jointly, agrees to make loans (each such loan, a "Loan") to the Borrower from time to time on any Business Day during the period from the Conditions Effective Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment. Such Borrowings may be prepaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date, and provided, further, that after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment.

     (b) Loans shall be available to the Borrower for the purposes set forth in
Section 6.12; provided, however, the total outstanding principal amount of Distribution Loans may not at any time exceed $20,000,000.

     2.02 Letters of Credit. (a) The Letter of Credit Commitment.
                                 -------------------------------

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.02, (1) from time to time on any Business Day during the period from the Conditions Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Subsidiaries; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) subject to Section 2.02(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

               (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

               (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

               (E) such Letter of Credit is in a face amount less than $100,000, or is to be used for a purpose other than as described in Section 6.12 or is denominated in a currency other than Dollars.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen
         ---------------------------------------------------------------------
Letters of Credit.
-----------------

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of
                                    --------
     Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C
                                           --------  -------
     Issuer shall not permit any such renewal if it has received notice on or before the Business Day immediately preceding the Nonrenewal Notice Date
     (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from any Lender stating that one or more of the applicable conditions specified in Section 4.03 is not then satisfied and directing the L/C Issuer not to permit such renewal. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.
         ------------------------------------------------------

          (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.

          (iv) Until each Lender funds its Loan or L/C Advance pursuant to this
     Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

     (d) Repayment of Participations.
         ---------------------------

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the
         --------------------
L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying
         ------------------
any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.02(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if
         ---------------
the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

     (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C
         ----------------------
Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative
         ---------------------
Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued equal to the Applicable Rate times the actual daily undrawn amount under each Letter of

Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily undrawn amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C
         ------------------------------------------------------------------
Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a
------
fronting fee in an amount with respect to each Letter of Credit issued equal to 1/8 of 1% per annum on the daily undrawn amount thereunder, due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Letter of Credit Application. In the event of any
         -------------------------------------------
conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.03 Borrowings, Conversions and Continuations of Loans.

     (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, (ii) one Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Loans, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Borrowing Notice, appropriately completed and signed by an authorized officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Borrowing Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Borrowing Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Borrowing Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Borrowing Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or
(ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any given time with respect to Loans.

     2.04 Prepayments.

     (a) Optional Prepayments. The Borrower may, upon notice to the
         --------------------
Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part the Loans without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans;
(ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

     Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof any payment or prepayment of the Loans may be reborrowed by Borrower, subject to the terms and conditions hereof.

     (b) Mandatory Prepayments from Net Cash Proceeds of Triggering Sales.
         ----------------------------------------------------------------

          (i) If any portion of the Net Cash Proceeds realized by a Company from any Triggering Sale (including any deferred purchase price therefore) has not been Reinvested within ninety (90) days from the receipt by such Company of such Net Cash Proceeds (including receipt of any deferred payments for any such Triggering Sale or portion thereof, if and when received), then on the Business Day following such ninetieth (90th) day the Commitments shall be permanently reduced, and the Loans shall be prepaid, in an amount equal to the Reduction Amount that is not so Reinvested.

          (ii) In the event that as of the last day of a fiscal quarter (the "Measurement Date") the Cumulative Nonreinvested Ordinary Course Sales Proceeds (computed as set forth in the next sentence) exceeds 1% of the MLP's consolidated assets as of the Measurement Date, then within 90 days after the Measurement Date the Borrower shall provide a report to the Administrative Agent setting forth information with respect to Dispositions of property in the ordinary course of business during such quarter and the Commitments shall be permanently reduced, and the Loans shall be prepaid, in an amount equal to such excess which has not been Reinvested by the date of such report (calculated without duplication of previous prepayments and Commitment reductions pursuant to this Section 2.04(b)(ii)). "Cumulative Nonreinvested Ordinary Course Sales Proceeds" means the excess of (A) the Net Cash Proceeds from Dispositions in the ordinary course of business during the period beginning on the Closing Date and ending on the Measurement Date over (B) the amount of Net Cash Proceeds from Dispositions of property in the ordinary course of business during such period which have been Reinvested.

          (iii) The prepayments provided for in this Section 2.04(b) shall be applied as follows, unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof (whereupon the provisions of Section 2.11(d) shall apply): (A) first, as a payment of all Unreimbursed Amounts then outstanding, until paid in full, and (B) second, as a prepayment of the Outstanding Loans. All mandatory prepayments shall be allocated Pro Rata to each Lender. All mandatory prepayments made pursuant to this Section 2.04(b) shall permanently reduce the Commitments.

          (iv) Within two (2) Business Days of a Company's receipt of Net Cash Proceeds from a Triggering Sale, the Borrower shall (or shall cause the applicable Company to) deposit an amount equal to the Reduction Amount into an account with the Administrative Agent (the "Proceeds Account"); provided, however, that the Borrower shall not be required to deposit an amount that is more than the amount of the Commitments. Such proceeds shall remain in the Proceeds Account until the earlier of (x) the date such proceeds are Reinvested, or (y) the ninetieth (90th) day following the receipt of such proceeds. If such proceeds are not Reinvested as herein provided, such proceeds shall, on the Business Day following such ninetieth day, be used for prepayment of Loans and any excess shall be refunded to the Borrower, or, if there are no outstanding Loans, or unpaid outstanding Obligations then due, such proceeds shall be refunded to the Borrower, and the Commitments shall be permanently reduced as provided in Section 2.04(b)(i); provided, however, that if the outstanding Loans are Eurodollar Rate Loans, the Administrative Agent shall hold such proceeds in the Proceeds Account until the Eurodollar Rate Loans can be prepaid without incurring funding losses under Section 3.05; provided, further, that if the Loans have become due and payable pursuant to Section 8.02 or otherwise, the Administrative Agent may, without notice, apply all funds in the Proceeds Account to repayment of the Obligations.

          (v) All funds held in the Proceeds Account shall be invested in time deposits or certificates of deposit issued by the Administrative Agent or in investments that constitute Permitted Investments (provided that the maturities thereof shall not exceed 90 days). All interest and income earned on the amounts held in the Proceeds Account shall be paid to the Borrower at the time the funds therein are applied as provided in this
     Section 2.04(b).

          (v) The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a lien on and security interest in and to the Proceeds Account and all monies, cash, checks, drafts, certificates of deposit, instruments, investment property, and other items ever received by Administrative Agent for deposit therein and held therein, as security for the Obligations. The rights granted by this Section 2.04(b)(v) shall be in addition to the rights of the Administrative Agent under any statutory banker's Lien or the common law right of setoff.

     (c) Mandatory Payments/Reductions. If for any reason the Outstanding Amount
         -----------------------------
of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

     (d) Mandatory Prepayments: Interest/Consequential Loss. All prepayments
         --------------------------------------------------
under this Section 2.04 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due under
Section 3.05.

     (e) Mandatory Prepayments: Clean-Down Period. The Borrower shall make such
         ----------------------------------------
prepayments of Borrowings used to fund Quarterly Distributions as are required in order to comply with Section 6.15. For purposes of calculating compliance with Section 6.15, when a prepayment of Loans is made pursuant to this Section 2.04, unless otherwise specified by the Borrower, such prepayment shall first be considered to prepay Loans made for Quarterly Distributions, and second be considered to prepay Loans made for other purposes permitted by Section 6.12.

     2.05 Reduction or Termination of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Aggregate Commitments of each Lender according to its Pro Rata Share. All facility fees and, if applicable, ticking fees on the portion of the Commitment so terminated which have accrued to the effective date of any termination of Commitments shall be paid on the effective date of such termination.

     2.06 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

     2.07 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) While any Event of Default exists or after acceleration, (i) the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law, and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     (d) If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of any Loans or L/C Obligations, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on such Outstanding Amount.

     2.08 Fees. (a) Facility Fee. The Borrower shall pay to the Administrative
                    ------------
Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Conditions Effective Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Conditions Effective Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The facility fee shall accrue at all times from and after the Conditions Effective Date, including at any time during which one or more of the conditions in Article IV is not met.

     (b) Utilization Fee. The Borrower shall pay to the Administrative Agent for
         ---------------
the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the Applicable Rate times the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that such aggregate Outstanding Amount exceeds 50% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Conditions Effective Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in
Article IV is not met.

     (c) Ticking Fee. In the event that the Conditions Effective Date has not
         -----------
occurred within 30 days of the Closing Date, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a ticking fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments. The ticking fee shall be due and payable monthly in arrears, with the first payment due on the thirtieth (30th) day after the Closing Date, and each subsequent payment due thirty (30) days thereafter, until the earlier of (i) the Conditions Effective Date, or (ii) the termination of the Aggregate Commitments. If there is any change in the Applicable Rate prior to the Conditions Effective Date, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period that such Applicable Rate was in effect.

     (d) Arranger's and Agency Fees. The Borrower shall pay certain fees to the
         --------------------------
Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated December 7, 2001 (the "Agent/Arranger Fee Letter"), between the Borrower, the Arrangers and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

     (e) Lenders' Upfront Fee. On the Conditions Effective Date, the Borrower
         --------------------
shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in the agreed amount in accordance with the Agent/Arranger Fee Letter. Such upfront fees are for the credit facilities by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

     2.09 Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     2.10 Evidence of Debt. (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or the L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by one or more Notes. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

     2.11 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise

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

expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount of Loans and L/C Obligations, and then to the remaining Obligations in the order and manner as Borrower may direct.

     (d) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully the Obligations, or if a Default or Event of Default exists, any payment or prepayment shall be applied in the following order: (i) to the payment of enforcement expenses incurred by the Administrative Agent, including Attorney Costs; (ii) to the ratable payment of all other fees, expenses, and indemnities for which the Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this Section 2.11(d)(ii), a "ratable payment" for any Lender or the Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or the Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and the Administrative Agent on such date of determination); (iii) to the payment of all Unreimbursed Amounts, (iv) to the ratable payment of accrued and unpaid interest on the Outstanding Amount of Loans (as used in this Section 2.11(d)(iv), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Outstanding Amount of Loans owed to such Lender bears to the total accrued and unpaid interest on the Outstanding Amount of Loans owed to all Lenders); (v) to the ratable payment of the Outstanding Amount of Loans (as used in this Section 2.11(d)(v), "ratable payment" means for any Lender, on any date of determination, that proportion which the Outstanding Amount of Loans owed to such Lender bears to the Outstanding Amount of Loans owed to all Lenders); (vi) to Cash Collateralize Letters of Credit; and (vii) to the payment of the remaining Obligations, if any, in the order and manner Required Lenders deem appropriate.

     (e) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (e) shall be conclusive, absent manifest error.

     (f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (g) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

     (h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.12 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, and/or such subparticipations in the participations in L/C Obligations held by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Required Lenders determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) If any Lender determines that as a result of a Change in Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c) utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. No Lender shall have the right to recover such additional amounts for any period more than 90 days prior to the date such Lender notified the Borrower thereof.

     (b) If any Lender determines a Change In Law has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. No Lender shall have the right to recover such additional amounts for any period more than 90 days prior to the date such Lender notified the Borrower thereof.

     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower.

     For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

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

     3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

                                   ARTICLE IV.
                       CONDITIONS PRECEDENT TO BORROWINGS

     4.01 Conditions to Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by an authorized officer of the signing Loan Party, each dated the Conditions Effective Date (or, in the case of certificates of governmental officials, a recent date before the Conditions Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement, the Cash Collateral Account Agreement, the Guaranty executed by the Subsidiaries of Borrower, and the Guaranty executed by the MLP, each dated as of the Closing Date or as of the Conditions Effective Date;

          (ii) Notes (as applicable) executed by the Borrower in favor of each Lender requesting such Notes, each in a principal amount equal to such Lender's Committed Sum, each dated as of the Closing Date or as of the Conditions Effective Date;

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party and the General Partner is duly organized or formed, validly existing, in good standing in the jurisdiction of its organization;

          (v) a certificate signed by an a Responsible Officer of the Borrower certifying (A) that the MLP Offering Closing has occurred and that the gross proceeds of the sale of limited partner units (other than proceeds paid by Sunoco and its Affiliates) are not less than $85,000,000, and that the MLP has contributed 100% of the net proceeds of the MLP Offering to the Borrower, (B) that the Other Senior Notes have been issued, (C) that the representations and warranties contained in Article V are true and correct in all respects on and as of such date, (D) no Default or Event of Default has occurred and is continuing as of such date, (E) since December 31, 2000 there has occurred no material adverse change in (x) the business, assets, liabilities (actual or contingent), operations, or financial condition of the Borrower and its Subsidiaries taken as a whole, or of any Borrower Affiliate, or (y) any of the businesses, assets or liabilities acquired or assumed or being acquired or assumed by the Borrower or any of its Subsidiaries, (F) the Sunoco Logistics Business has been conveyed to the Borrower pursuant to the Contribution Agreement, and the Borrower and its Subsidiaries own the assets and businesses reflected on the Logistics Balance Sheet free and clear of all Liens other than Permitted Liens, (G) there is no litigation, investigation or proceeding known to and affecting the Borrower or any Borrower Affiliate for which the Borrower is required to give notice pursuant to Section 6.03(c)

     (or, if there is any such litigation, investigation or proceeding, then a notice containing the information required by Section 6.03(c) shall be given concurrently with the delivery of the certificate given pursuant to this clause (v)), and (H) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental authority by or against the Borrower or any Borrower Affiliate, or any of their respective properties, that (x) could reasonably be expected to materially and adversely affect the Borrower, any Borrower Affiliate, or any Guarantor, or (y) seeks to affect any transaction contemplated hereby or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents, and (I) the current Debt Ratings;

          (vi) a certificate of Responsible Officer (A) listing the Material Agreements then in effect, each of which shall be in form and substance satisfactory to the Required Lenders, which Material Agreements shall include the Borrower Operating Agreements, and (B) attaching a copy of each of the listed Material Agreements, and (C) certifying that each such Material Agreement has been duly executed and is in full force and effect;

          (vii) receipt of the following: (A) unaudited pro forma balance sheet for the MLP, as of September 30, 2001 (the "Logistics Balance Sheet"); (B) unaudited pro forma statements of income for the MLP for the year ended December 31, 2000 and for the 9 months ended September 30, 2001; (C) audited historical balance sheets as of December 31, 1999 and December 31, 2000 and unaudited historical balance sheets as of September 30, 2001 for Sunoco Logistics (Predecessor) (as such term is used in the MLP Registration Statement); (D) audited historical combined statements of income and net parent investment and combined statements of cash flows for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 and unaudited historical combined statements of income and net parent investment and combined statements of cash flows for the 9 months ended September 30, 2000 and for the 9 months ended September 30, 2001 for Sunoco Logistics (Predecessor) (as such term is used in the MLP Registration Statement); and (E) such other financial information as the Administrative Agent may reasonably request;

          (viii) opinions from (i) Vinson & Elkins, L.L.P., counsel to each Loan Party and the General Partner, substantially in the form of Exhibit F-1 hereto, and (ii) Ann C. Mule, Esq., counsel to each Loan Party and the General Partner, substantially in the form of Exhibit F-2 hereto;

          (ix) a letter from CT Corporation System, Inc., to accept service of process in the State of New York on behalf of the Borrower and each Guarantor; and

          (x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, or the Required Lenders reasonably may require.

     (b) Any fees due and payable at the Conditions Effective Date shall have been paid.

     (c) The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the Conditions Effective Date.

     (d) The Debt Rating of the Borrower shall be an Investment Grade Rating or better.

     The Administrative Agent shall notify the Borrower and the Lenders of the Conditions Effective Date, and such notice shall be conclusive and binding.

     4.02 Deadline for Conditions Effective Date. If for any reason the Conditions Effective Date has not occurred on or before the 90th day after the Closing Date, then, unless otherwise agreed by all Lenders, the Aggregate Commitments shall terminate on and as of such date.

     4.03 Conditions to all Loans and L/C Credit Extensions. The obligation of each Lender to honor any Borrowing Notice (other than a Borrowing Notice requesting only a conversion of Loans to the other Type, or a continuation of Loans as the same Type) and the obligation of the Issuing Bank to issue any Letter of Credit is subject to the following conditions precedent:

     (a) The representations and warranties of the Loan Parties contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Request for Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

     (b) No Default or Event of Default shall exist or would result from such proposed Request for Credit Extension.

     (c) The Administrative Agent, and, if applicable, the L/C Issuer, shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.

     (d) The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

     Each Request for Credit Extension (other than a Borrowing Notice requesting only a conversion of Loans to the other Type or a continuation of Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      Each of the Borrower and the MLP, and each Guarantor by its execution of a Guaranty, represents and warrants to the Administrative Agent and the Lenders that:

     5.01 Existence; Qualification and Power; Compliance with Laws. As of the Conditions Effective Date, the General Partner shall be the sole general partner of the Borrower. All of the limited partner interests in the Borrower, which shall constitute 99.99% of the partner interests of the Borrower, are owned by the MLP. The General Partner and each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

     5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     5.05 Financial Statements; No Material Adverse Effect.

     (a) The Initial Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The Initial Financial Statements (i) fairly present the financial condition of the entities therein named and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) show all material indebtedness and other liabilities, direct or contingent, of the entities therein named and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

     (b) Since December 31, 2000, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the MLP or the Borrower threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their respective Subsidiaries or against any of their properties or revenues which (a) seek to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     5.07 Ownership of Property; Liens. From and after the Conditions Effective Date, (a) each Loan Party and its Subsidiaries have good title to, or valid leasehold interests in, all its real and personal property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect, and (b) the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.08 Environmental Compliance. The MLP and the Borrower have reasonably concluded that (a) there are no claims alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used by any Loan Party or any of their Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation of or by any Loan Party of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.09 Insurance. From and after the Conditions Effective Date, (a) the Companies maintain insurance providing Customary Coverage provided by Independent Insurers, or (b) the Companies and their properties are covered by coverage provided by Independent Insurers to Sunoco and its Affiliates, and Sunoco provides such contractual coverage to the Companies with respect to paying or otherwise satisfying deductible requirements such that the Required Lenders are satisfied that the effect of such arrangement is to provide the Companies with the equivalent of Customary Coverage.

     5.10 Taxes. The MLP, the Borrower and their respective Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect.

     5.11 ERISA Compliance. The representations and warranties set forth in this
Section 5.11 shall apply only if the Borrower or an ERISA Affiliate establishes a Plan.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the MLP and the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification, except to the extent that nonqualification could not reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect.

     (b) There are no pending or, to the best knowledge of the MLP or the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. Neither the MLP nor the Borrower nor any ERISA Affiliate has engaged in or knowingly permitted to occur and, to the Borrower's and the MLP's knowledge, no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) neither the Borrower nor any

ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

     5.12 Subsidiaries and other Investments. As of the Conditions Effective Date the Borrower will have no Subsidiaries other than those specifically disclosed in Schedule 5.12, and will have no equity investment in any other corporation or other entity other than those specifically disclosed in Schedule
5.12. From and after the Conditions Effective Date the MLP will have no Subsidiaries other than the General Partner, the Borrower, and the Borrower's Subsidiaries.

     5.13 Margin Regulations; Investment Company Act; Public Utility Holding Company Act; Use of Proceeds.

     (a) No Loan Party is engaged and no Loan Party will engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Margin Stock constitutes less than 25% of those assets of each Loan Party which are subject to any limitation on a sale, pledge, or other restrictions hereunder.

     (b) No Loan Party, no Person controlling any Loan Party, or any Subsidiary of any Loan Party (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     (c) The Borrower will use all proceeds of Credit Extensions in the manner set forth in Section 6.12.

     5.14 Disclosure. No statement, information, report, representation, or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.15 Labor Matters. To the Borrower's and the MLP's knowledge, there are no actual or threatened strikes, labor disputes, slowdowns, walkouts, or other concerted interruptions of operations by the Servicing Employees that could reasonably be expected to have a Material Adverse Effect. As used in this Section, "Servicing Employees" means employees of the General Partner or other Affiliate of Sunoco who perform services in connection with Borrower's and its Subsidiaries' business.

     5.16 Compliance with Laws. No Loan Party or any of its Subsidiaries are in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. No Loan Party has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which non-compliance could not reasonably be expected to have a Material Adverse Effect.

     5.17 Third Party Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except where obtained or where the failure to receive such approval, consent, exemption, authorization, or the failure to do such other action by, or provide such notice could not reasonably be expected to have a Material Adverse Effect.

     5.18 Solvency. Neither the Borrower and its Subsidiaries on a consolidated basis nor the MLP and its Subsidiaries on a consolidated basis are "insolvent" as such term is used and defined in (i) the United States Bankruptcy Code or
(ii) the New York Fraudulent Conveyance Act, N.Y. Debt. & Cred. Lawss.Section. 270-281.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Borrower and the MLP shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.12) cause each of their Subsidiaries to:

     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

     (a) within 90 days of the date of the MLP Offering Closing, a consolidated unaudited balance sheet of the MLP and its Subsidiaries as of the MLP Offering Closing, in reasonable detail and certified by a Responsible Officer of the MLP as fairly presenting the financial condition of the MLP and its Subsidiaries; and

     (b) as soon as available, but in any event within 90 days after the end of each fiscal year of the MLP, consolidated balance sheets of the MLP and its Subsidiaries as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of Ernst & Young LLP or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

     (c) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the MLP, a consolidated balance sheet of the MLP and its Subsidiaries as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the MLP as fairly presenting the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

     provided that, if any financial statement referred to in Section 6.01(b) or
(c) is readily available on-line through EDGAR, the Borrower shall not be obligated to furnish copies of such financial statement.

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

     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(b) and (c) (or, if the Borrower's obligation to deliver such financial statements is fulfilled by making them available on-line through EDGAR, then at the time or promptly after the time that such financial statements are made available on-line through EDGAR, but in any event not later than the 90-day and 45-day time periods set forth in Sections 6.01(b) and (c)), a duly completed Compliance Certificate in form of Exhibit C signed by a Responsible Officer of the Borrower and a Responsible Officer of the MLP;

     (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or written communication sent to the equity owners of the MLP, and copies of all annual, regular, periodic and special reports and registration statements which the MLP may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (c) promptly after execution thereof, copies of Material Agreements and any material amendment thereto; provided that if any such agreement or amendment is available on-line through EDGAR, the Borrower shall not be obligated to furnish copies thereof; and

     (d) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     6.03 Notices. Promptly notify the Administrative Agent and each Lender:

     (a) of the occurrence of any Default or Event of Default, as soon as possible but in any event within ten days after the occurrence thereof;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension between any Loan Party and any Governmental Authority; (iii) any litigation, investigation or proceeding involving any Loan Party related to any Environmental Law;

     (c) of any litigation, investigation or proceeding known to and affecting the Borrower or any Borrower Affiliate in which (i) the amount involved exceeds (individually or collectively) $15,000,000, or (ii) injunctive relief or similar relief is sought, which could be reasonably expected to have a Material Adverse Effect; and

     (d) of any announcement by Moody's or S&P of any change or possible change in a Debt Rating of the Borrower.

     In addition, the Borrower and the MLP shall exercise reasonable efforts to promptly notify the Administrative Agent of any material change in accounting policies or financial reporting practices by the Borrower or the MLP.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except, in the case of Clause (a) or (b), where
(x) the validity thereof are being contested in good faith by appropriate proceedings, (y) adequate reserves in accordance with GAAP are being maintained by the appropriate Loan Party, and (z) the failure to make such payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Sections 7.05 and 7.06, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises material to the conduct of its business, except in a transaction permitted by Sections 7.05 and 7.06.

     6.06 Maintenance of Assets and Business (a) Maintain all material licenses, permits, and franchises necessary for the normal business; (b) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof; and (c) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations which may at any time and from time to time be necessary for the Borrower and its Subsidiaries to operate their businesses in compliance with applicable Law; except where the failure to so maintain, renew, extend, or continue in effect could not reasonably be expected to have a Material Adverse Effect.

     6.07 Maintenance of Insurance. Maintain insurance with respect to its properties and business as described in Section 5.09.

     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative

Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     6.11 Compliance with ERISA. With respect to each Plan maintained by a Company, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws, (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412 of the Code, except to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect.

     6.12 Use of Proceeds. Use the proceeds of the Credit Extensions only (a) for working capital requirements of the Borrower and its Subsidiaries, (b) to finance Permitted Acquisitions by the Borrower and its Subsidiaries of Persons or assets subject to compliance with this Agreement, including Sections 7.02 and 7.09, (c) to fund Quarterly Distributions to the extent permitted by Section 7.07, Section 6.15, and Section 2.01(b), and (d) for other general company purposes.

     6.13 Guaranties. As an inducement to the Administrative Agent and Lenders to enter into this Agreement, cause each Subsidiary and the MLP to execute and deliver to Administrative Agent a Guaranty executed by the Borrower's Subsidiaries and a Guaranty executed by the MLP, each substantially in the form and upon the terms of Exhibit E-1 and Exhibit E-2, respectively, providing for the guaranty of payment and performance of the Obligations. In addition, promptly after the formation or acquisition of any new entity that is (or becomes) a Subsidiary, cause such new entity to execute and deliver to Administrative Agent a Guaranty substantially in the form and upon the terms of Exhibit E-1, providing for the guaranty of payment and performance of the Obligations, together with certified copies of such Subsidiary's Organization Documents and opinions of counsel with respect to such Subsidiary and such Guaranty, in substantially the forms of Exhibit F-1 and F-2 hereto.

     6.14 Material Agreements. Perform its obligations under the Material Agreements except where failure to do so could not reasonably be expected to have a Material Adverse Effect; enforce the obligations of Sunoco contained in the indemnification provisions of the Omnibus Agreement, and enforce the other obligations of the Sunoco Contract Parties under the Borrower Operating Agreements to the same extent as they would enforce similar obligations of unrelated third parties.

     6.15 Clean Down Period. During each fiscal year in which Distribution Loans are made, there shall be a period of fifteen (15) consecutive days (the "Clean Down Period") during which (a) there are no Distribution Loans outstanding, and
(b) no Distribution Loans will be made. The Clean Down Period for a fiscal year may begin on any date that is after the first Distribution Loan is made in such fiscal year.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the MLP and the Borrower agree that they shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:

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

     7.01 Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the Conditions Effective Date and listed on Schedule
7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased, the amount of the Indebtedness secured thereby is not increased, and any renewal or extension of the obligations secured or benefited thereby is permitted under this Agreement;

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) judgment Liens not giving rise to an Event of Default;

     (i) any Lien existing on any property or asset of any Person that becomes a Subsidiary of the Borrower after the Conditions Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Subsidiary and any renewals, extensions and modifications (but not increases) thereof, (iv) the aggregate amount of indebtedness secured by Liens permitted by this subsection shall not at any time exceed the Incremental EBITDA of the acquired entity, and (v) the Borrower shall demonstrate pro forma compliance with this Section 7.01(i) at the closing of such acquisition; and

     (j) other Liens on assets of the Borrower or its Subsidiaries, not to exceed at any time $20,000,000 in the aggregate.

     7.02 Investments. Make or own any Investments, except:

     (a) Investments other than those permitted by subsections (b) through (g) of this Section 7.02 existing on the Conditions Effective Date and listed in Section (c) of Schedule 5.12;

     (b) Permitted Investments;

     (c) Investments by the MLP in the Borrower and the General Partner;

     (d) Investments by the Borrower and its Subsidiaries in the Borrower or in any Subsidiary of the Borrower that, prior to such Investment, is a Guarantor;

     (e) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business;

     (f) Permitted Acquisitions by the Borrower or its Subsidiaries; and

     (g) Deposits of net cash receipts and cash disbursements pursuant to the Treasury Services Agreement.

     7.03 Hedging Agreements. Enter into any Swap Contracts other than in the ordinary course of business for the purpose of directly mitigating risks to which the Borrower or its Subsidiaries are exposed in the conduct of their business and not for purposes of speculation.

     7.04 Indebtedness of Subsidiaries.

     Permit any Subsidiary of the Borrower to create, incur or assume any Indebtedness except:

     (a) Guaranty Obligations under a Guaranty executed pursuant to this Agreement;

     (b) Guaranty Obligations in respect of Indebtedness of the Borrower to the extent such Indebtedness of the Borrower is permitted by this Agreement; and

     (c) additional Indebtedness of Subsidiaries of the Borrower provided that,
(i) both before and after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist, and (ii) the principal amount of such Indebtedness shall not exceed at any time an amount equal to 0.5 times Consolidated EBITDA for the most recent four fiscal quarters.

     7.05 Fundamental Changes. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

     (a) mergers and consolidations constituting Permitted Acquisitions are permitted, provided that in any merger or consolidation involving the Borrower, the Borrower is the surviving entity;

     (b) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person; and

     (c) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary.

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

     7.06 Dispositions.

     (a) Make any Disposition or enter into any agreement to make any Disposition, except:

          (i) Dispositions by the Borrower or its Subsidiaries of inventory in the ordinary course of business;

          (ii) Dispositions of property by any Subsidiary to the Borrower or to a Wholly-Owned Subsidiary;

          (iii) Dispositions by the General Partner to the MLP;

          (iv) Dispositions of property in the ordinary course of business, provided that if a prepayment is required by Section 2.04(b)(ii), the Borrower shall make such prepayment in accordance with such Section; and

          (v) if no Default or Event of Default then exists or arises as a result thereof, Dispositions for fair market value for cash, provided that if a prepayment is required by Section 2.04(b)(i), the Borrower shall make such prepayment in accordance with such Section.

     (b) Make any Dispositions or take any other action if after such Disposition or other action Borrower fails to own, directly or indirectly, all of the ownership interests in, and to control the management of, Sunoco Partners Marketing & Terminals and Sunoco Pipeline.

     7.07 Restricted Payments; Distributions and Redemptions. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

          (a) each Subsidiary may make Restricted Payments to the Borrower and to Wholly-Owned Subsidiaries of the Borrower;

          (b) the Borrower may declare and make Quarterly Distributions of Available Cash as defined in the Partnership Agreement (Borrower) and the Borrower may redeem or repurchase its partner interests to the extent such Quarterly Distributions, redemptions and repurchases in any fiscal quarter do not exceed in the aggregate Available Cash as defined in the Partnership Agreement (Borrower) for the immediately preceding fiscal quarter and are made in accordance with the Partnership Agreement (Borrower); provided, that at the time each such Quarterly Distribution, redemption or repurchase is made no Default or Event of Default exists or would result therefrom; and

          (c) the MLP may declare and make Quarterly Distributions of Available Cash as defined in the Partnership Agreement (MLP) and the MLP may redeem or repurchase its limited partnership units to the extent such Quarterly Distributions, redemptions and repurchases in any fiscal quarter do not exceed, in the aggregate Available Cash as defined in the Partnership Agreement (MLP) for the immediately preceding fiscal quarter and are made in accordance with the Partnership Agreement (MLP); provided, that at the time each such Quarterly Distribution, redemption or repurchase is made no Default or Event of Default exists or would result therefrom.

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

     7.08 ERISA. At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan maintained by a Company to
(a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

     7.09 Nature of Business; Capital Expenditures. Engage in any line of business other than Present and Related Businesses, or make any Capital Expenditures except in connection with Present and Related Businesses.

     7.10 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the MLP, the Borrower or such Subsidiary, as applicable, than could be obtained on an arm's length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, and (c) any Restricted Payment permitted by Section 7.07.

     7.11 Burdensome Agreements. Enter into any Contractual Obligation that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower.

     7.12 Use of Proceeds. Use the proceeds of any Loan for purposes other than those permitted by Section 6.12, or use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.13 Material Agreements. Permit any amendment to any Material Agreement or the Partnership Agreement (MLP) if such amendment could reasonably be expected to materially adversely affect the Lenders; permit any assignment of any Material Agreement if such assignment could reasonably be expected to materially adversely affect the Lenders; or permit any Unauthorized Assignment of any Borrower Operating Agreement.

     7.14 Financial Covenants.

     (a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the ratio of 3.5 to 1.0.

     (b) Leverage Ratio. Permit the Leverage Ratio at any time to be greater than the ratio of 4.0 to 1.0.

     (c) Pro Forma Adjustments for Asset Acquisitions. For purposes of determining compliance with this Section 7.14:

          (i) Consolidated EBITDA shall be calculated after giving effect, on a pro forma basis for the four consecutive fiscal quarters most recently completed, to any asset acquisitions (an "Asset Acquisition") occurring during the period commencing on the first day of such period to and including the date of determination (herein called the "Reference Period"), as if such

     Asset Acquisition occurred on the first day of the Reference Period (an Asset Acquisition includes an asset acquisition that gives rise to the need to calculate compliance hereunder as a result of a Company incurring or assuming Indebtedness in connection with such asset acquisition); and

          (ii) If, in connection with an Asset Acquisition during any Reference Period, any Indebtedness is incurred or assumed by the MLP or any Subsidiary, then Consolidated Interest Charges shall be calculated, on a pro forma basis for the four quarters most recently completed, as if such Indebtedness had been incurred on the first day of the Reference Period.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any of the following shall constitute an Event of
Default:

     (a) Non-Payment. The Borrower fails to pay (i) when and as required to be
         -----------
paid herein, any amount of principal of any Loan or any L/C Obligation or (ii) within three Business Days after the same becomes due, any interest on any Loan, any L/C Obligation, any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term,
         ------------------
covenant or agreement contained in any of Section 6.03(a), 6.05 (with respect to the Borrower's existence), 6.12, 6.13 or Article VII;

     (c) Other Defaults. Any Loan Party fails to perform or observe any other
         --------------
covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 calendar days after the earlier of the date notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender or the date the Borrower has knowledge of such failure; or

     (d) Representations and Warranties. Any representation or warranty made or
         ------------------------------
deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Borrower or any Borrower Affiliate (A) fails to
         -------------
make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness, Guaranty Obligation or Synthetic Lease Obligation having an aggregate principal amount (or, in the case of a Synthetic Lease Obligation, Attributable Principal) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, Guaranty Obligation or Synthetic Lease Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such Synthetic Lease Obligation or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness or Synthetic Lease Obligation to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty

Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any Borrower Affiliate is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or any Borrower Affiliate as a result thereof is greater than (individually or collectively) $10,000,000, or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Borrower Affiliate is an Affected Party (as so defined) and the Swap Termination Value owed by the Borrower and Borrower Affiliate as a result thereof is greater than (individually or collectively) $10,000,000 and such amount is not paid when due under such Swap Contract; or

     (f) Insolvency Proceedings, Etc. (i) The Borrower or any Borrower Affiliate
         ---------------------------
institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or
(iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Borrower
         ----------------------------------
Affiliate becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrower and its Subsidiaries taken as a whole, and is not released, vacated or fully bonded within 45 days after its issue or levy; or

     (h) Judgments. There is entered against the Borrower, any other Loan Party,
         ---------
or the General Partner (i) a final judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $20,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment that has a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) If the Borrower or any ERISA Affiliate maintains any Pension
         -----
Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $15,000,000, or (ii) if there is any Multiemployer Plan, the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $15,000,000; or

     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its
         ----------------------------
execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Commitments and all Letters of Credit and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k) Change of Control. There occurs any Change of Control;
         -----------------

     (l) Dissolution. Any Loan Party shall dissolve, liquidate, or otherwise
         -----------
terminate its existence, except as permitted in Section 7.05;

     (m) Material Agreements. (i) Termination or Unauthorized Assignment of any
         -------------------
Borrower Operating Agreement; (ii) termination of any other Material Agreement if such termination could reasonably be expected to have a Material Adverse Effect; (iii) termination by Sunoco of Article II of the Omnibus Agreement pursuant to Section 8.4 (or any other Section) of the Omnibus Agreement; (iv) default by the Borrower or any of its Subsidiaries or by any Sunoco Contract Party under any Material Agreement if such default could reasonably be expected to have a Material Adverse Effect; or

     (n) Sale of Certain Assets by Sunoco. The sale by a Sunoco Contract Party
         --------------------------------
of a material portion of its Refinery Assets or other assets related to any of the Material Agreements between such Sunoco Contract Party and the Borrower or the Borrower's Subsidiaries, unless the purchaser thereof has an Investment Grade Rating and has fully assumed the rights and obligations of such Sunoco Contract Party under such agreements in respect of the assets sold.

     8.02 Remedies Upon Event of Default. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) declare that an amount equal to the then Outstanding Amount of all L/C Obligations be immediately due and payable by the Borrower, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower, and require that the Borrower deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and an amount equal to the then Outstanding Amount of all L/C Obligations shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank and the Lenders as of the date of such occurrence and the Borrower's obligation to pay such amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be delivered to and held by the Administrative Agent as cash collateral securing the L/C Obligations pursuant to the Cash Collateral Agreement.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

     9.01 Appointment and Authorization of Administrative Agent. (a) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any

Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has funded its Pro Rata Share of the Borrowing(s) on the Conditions Effective Date (or, if there is no Borrowing made on such date, each Lender other than Lenders who gave written objection to the Administrative Agent prior to such date) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

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

     9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     9.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan

Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and
10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 Other Agents; Lead Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," as a "co-documentation agent," any other type of agent (other than the Administrative Agent), "lead arranger," or "book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

          (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

          (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (B) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

          (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

          (e) change the Pro Rata Share of any Lender;

          (f) Release any Guarantor from a Guaranty; or

          (g) amend this Section, or Section 2.12, or any provision herein providing for unanimous consent or other action by all the Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Loans or participations in L/C Obligations required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

     10.02 Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and
         -------
other communications provided for hereunder and under the other Loan Documents shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02 (for the Borrower, any Guarantor and the Administrative Agent) or on the Administrative Details Form (for the other Lenders); or, in the case of the Borrower, the Guarantors the Administrative Agent, or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and
(ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if

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delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent or the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified in accordance with this Section, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may
         ---------------------------------------------------
be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and internet and
         ------------------------------
intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and shall not be recognized hereunder for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent
         --------------------------------------------
and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Attorney Costs; Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any

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workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

     10.05 Indemnification. Whether or not the transactions contemplated hereby are consummated, each of the Borrower, the MLP and each other Guarantor (by execution of a Guaranty), jointly and severally, agrees to indemnify, save and hold harmless each Agent-Related Person, each Syndication Agent-Related Person, each Documentation Agent-Related Person, each Arranger, each Lender, the L/C Issuer and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against:
(a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders and the L/C Issuer under this Agreement or any other Loan Document; (c) without limiting the foregoing, any and all claims, demands, actions or causes of action that are asserted or imposed against any Indemnitee, (i) under the application of any Environmental Law applicable to the Borrower or any of its Subsidiaries or any of their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (ii) as a result of the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (iii) due to past ownership by the Borrower or any Subsidiary of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability, (iv) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any of the properties owned or operated by the Borrower or any Subsidiary (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, or
(v) due to any other environmental, health or safety condition in connection with the Loan Documents; (d) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a), (b) or (c) above; and (e) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim to the extent caused by its own gross negligence or willful misconduct. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

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     10.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (such fee to be paid by the assignor or the assignee, as may be agreed between them). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does

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not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.12 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold

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specified in clause (i) of the proviso to the first sentence of Section
10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

     (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)).

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan or L/C Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan or L/C Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan or L/C Advance in accordance with and at the times required by this Agreement, the Granting Lender shall be obligated to make such Loan or L/C Advance pursuant to the terms hereof, and
(iii) each SPC that is a "foreign corporation, partnership or trust" within the meaning of the Code must comply with the provisions of Section 10.15. The making of a Loan or L/C Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan or L/C Advance were made by such Granting Lender. An SPC shall not be entitled to receive any greater payment under Article III than its Granting Lender would have been entitled to receive with respect to any Loan or L/C Advance made by such SPC. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). All voting rights under this Agreement shall be exercised solely by the Granting Lender and each Granting Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including all obligations of a Lender in respect of Loans and L/C Advances made by its SPC. Each Granting Lender shall act as administrative agent for its SPC and give and receive notices and other communications hereunder. Any payments for the account of any SPC shall be paid to its Granting Lender as administrative agent for such SPC and neither the Borrower nor the Administrative Agent shall be responsible for any Granting Lender's application of any such payments. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent, assign all or a portion of its interests in any Loan or L/C Advances to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and L/C Advances and (ii) disclose on a confidential basis any non-public information relating to its Loans and L/C Advances to any

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rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each SPC.

     10.08 Confidentiality. Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, counsel or other professional advisors of the Administrative Agent or any Lender) any information with respect to the Borrower or its Subsidiaries, which is furnished pursuant to this Agreement and which (i) the Borrower in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrower to the Administrative Agent or the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States of America or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, provided that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant executes an agreement containing provisions substantially similar to those contained in this Section 10.08, (f) in connection with the exercise of any remedy by such Lender following an Event of Default pertaining to the Loan Documents, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, or (i) to any Affiliate of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential).

     10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 Interest Rate Limitation. Regardless of any provision contained in any Loan Document, neither the Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligations, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and the Lenders and the Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and

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the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund such excess, and, in such event, the Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If, contrary to the parties' intent expressed in Section 10.16(a), the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code Section 303.305, as amended. The Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations.

     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

     10.14 Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 Foreign Lenders. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption, and
(c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     10.16 Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND
                                      --------
EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW.

     (b) EACH COMPANY AND OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES AS TO THIS SECTION 10.16(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, AND BY EXECUTION OF A GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE Agent AND EACH LENDER (1) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO, AND (2) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES DESIGNATED HEREIN. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE. THE BORROWER AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, AGREES

TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ACTIONS AND PROCEEDINGS UNDER THE LOAN DOCUMENTS AND TO DELIVER TO THE ADMINISTRATIVE AGENT EVIDENCE THEREOF.

     10.17 Waiver of Right to Trial by Jury, Etc. EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, PROVIDED THAT THE WAIVER CONTAINED IN THIS SECTION 10.1(b) SHALL NOT APPLY TO THE EXTENT THAT THE PARTY AGAINST WHOM DAMAGES ARE SOUGHT HAS ENGAGED IN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     10.18 No General Partner's Liability. The Lenders agree for themselves and their respective successors and assigns, including any subsequent holder of any Note, that, for so long as the sole asset of the General Partner is the general partner interest in the Borrower, any claim against the Borrower which may arise under any Loan Document shall be made only against and shall be limited to the assets of the Borrower and the Guarantors, and that no judgment, order or execution entered in any suit, action or proceeding, whether legal or equitable, on this Agreement, such Note or any of the other Loan Documents shall be obtained or enforced against the General Partner or its assets for the purpose of obtaining satisfaction and payment of such Note, the Indebtedness evidenced thereby or any claims arising thereunder or under this Agreement or any other Loan Document, any right to proceed against the General Partner individually or its respective assets being hereby expressly waived, renounced and remitted by the Lenders for themselves and their respective successors and assigns. Nothing in this Section 10.18, however, shall be construed so as to prevent the Administrative Agent, any Lender or any other holder of any Note from commencing any action, suit or proceeding with respect to or causing legal papers to be served upon the General Partner for the purpose of obtaining jurisdiction over the Borrower.

     10.19 ENTIRE AGREEMENT. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

               [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES
                               BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   SUNOCO LOGISTICS PARTNERS OPERATIONS
                                   L.P., as Borrower

                                   By:  SUNOCO LOGISTICS PARTNERS GP LLC, its
                                        General Partner


                                        By:  /s/ Paul Mulholland
                                             --------------------------------
                                        Name:  Paul Mulholland
                                        Tital: Treasure


                                   SUNOCO LOGISTICS PARTNERS L.P., a Delaware limited partnership, as a Guarantor


                                   By:  SUNOCO PARTNERS LLC, its General Partner


                                        By: /s/ Paul Mulholland
                                           ----------------------------------
                                        Name:  Paul Mulholland
                                        Title: Treasurer

                        [THIS IS A SIGNATURE PAGE TO THE
           SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. CREDIT AGREEMENT]

                               BANK OF AMERICA, n.a., as Administrative Agent, a Lender and L/C Issuer


                               By: /s/ Ronald E. McKaig
                                  ----------------------------------------------
                               Name: Ronald E. McKaig
                               Title: Managing Director

                        [THIS IS A SIGNATURE PAGE TO THE
           SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. CREDIT AGREEMENT]

                                      FIRST UNION NATIONAL BANK


                                      By: /s/ Russell Clingman
                                         ---------------------------------------
                                         Name:  Russell Clingman
                                         Title: Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
           SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. CREDIT AGREEMENT]

                                      CREDIT SUISSE FIRST BOSTON


                                      By: /s/   Paul L. Colon
                                         ---------------------------------------
                                         Name:  Paul L. Colon
                                         Title: Vice President


                                      By: /S/   Vanessa Gomez
                                         ---------------------------------------
                                         Name:  Vanessa Gomez
                                         Title: Associate

                        [THIS IS A SIGNATURE PAGE TO THE
           SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. CREDIT AGREEMENT]

                                      LEHMAN COMMERCIAL PAPER INC.


                                      By:  /s/  Michelle Swanson
                                         ---------------------------------------
                                         Name:  Michelle Swanson
                                         Title: Authorized Signatory

                        [THIS IS A SIGNATURE PAGE TO THE
           SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. CREDIT AGREEMENT]

                                      CITIBANK, N.A.


                                      By:   /s/  Gordon De Kuyper
                                         ---------------------------------------
                                         Name:   Gordon De Kuyper
                                         Title:  Vice President

                        [THIS IS A SIGNATURE PAGE TO THE
           SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. CREDIT AGREEMENT]

                                      UBS AG, STAMFORD BRANCH


                                      By:   /s/ Wilfred V. Saint
                                         ---------------------------------------
                                         Name:  Wilfred V. Saint
                                         Title: Associate Director
                                                Banking Products Services, US

                                      By:   /s/ Anthony N. Joseph
                                         ---------------------------------------
                                         Name:  Anthony N. Joseph
                                         Title: Associate Director
                                                Banking Products Services, US

                        [THIS IS A SIGNATURE PAGE TO THE
           SUNOCO LOGISTICS PARTNERS OPERATIONS L.P. CREDIT AGREEMENT]

                                                                   SCHEDULE 2.01

                                   COMMITMENTS

          Lender                                    Commitment
                                                    ----------

Bank of America, N.A.                              $ 30,000,000

First Union National Bank                          $ 30,000,000

Credit Suisse First Boston                         $ 25,000,000

Lehman Commercial Paper Inc.                       $ 25,000,000

Citibank, N.A.                                     $ 20,000,000

UBS AG, Stamford Branch                            $ 20,000,000

                  Total:                           $150,000,000

                                                                   SCHEDULE 5.12

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

(a)  Subsidiaries as of the Conditions Effective Date:
     ------------------------------------------------

                 Name                             Jurisdiction of Organization        Ownership
                 ----                             ----------------------------        ---------

1.  Sunoco Logistics Partners Operations GP LLC             Delaware             100% owned by the
                                                                                 Borrower

2.  Sunoco Partners Marketing & Terminals L.P.               Texas               99.99% limited partner
                                                                                 interest owned by the
                                                                                 Borrower

                                                                                 0.01% general partner
                                                                                 interest owned by
                                                                                 Sunoco Logistics
                                                                                 Partners Operations
                                                                                 GP LLC

3.  Sunoco Pipeline L.P.                                     Texas               99.99% limited partner
                                                                                 interest owned by the
                                                                                 Borrower

                                                                                 0.01% general partner
                                                                                 interest owned by
                                                                                 Sunoco Logistics
                                                                                 Partners Operations
                                                                                 GP LLC

(b)  Other Equity Investments as of the Conditions Effective Date
     ------------------------------------------------------------

     Sunoco Pipeline L.P. has a 9.4% interest in Explorer Pipeline Company, a Delaware corporation.

                                                                   SCHEDULE 7.01

                                 EXISTING LIENS

     Liens on certain assets (including pipelines, land, rights-of-way, easements, and servitudes and buildings, improvements and fixtures related thereto) located in Hutchison, Carson, Gray, Conley, Collingsworth, Hall, Childress, Cottle, King, Knox, Haskell, Jones and Wheeler Counties, Texas securing a promissory note with a remaining principal balance as of the Closing Date of approximately $4.75 million, with a maturity date of November 30, 2014. Said promissory note is payable to the order of Ultramar Diamond Shamrock Corporation; it was executed by Pride Refining, Inc. and the obligations of Pride Borger, Inc. thereunder have been assumed by Sunoco, Inc. (R&M).

                                                                  SCHEDULE 10.02

                       ADDRESSES FOR NOTICES TO BORROWER,
                       GUARANTORS AND ADMINISTRATIVE AGENT

ADDRESS FOR NOTICES TO BORROWER
-------------------------------

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

Ten Penn Center
1801 Market Street
Philadelphia, PA  19103
Attn:  Paul A. Mulholland
Telephone:  (215) 246-8810
Facsimile:  (215) 977-3559
Electronic Mail:  paul_a_mulholland@sunoil.com

ADDRESS FOR NOTICES TO GUARANTORS
---------------------------------

Ten Penn Center
1801 Market Street
Philadelphia, PA  19103
Attn:  Paul A. Mulholland
Telephone:  (215) 246-8810
Facsimile:   (215) 977-3559
Electronic Mail:  paul_a_mulholland@sunoil.com

ADDRESSES FOR BANK OF AMERICA
-----------------------------

Administrative Agent's Office and Bank of America's Lending Office
------------------------------------------------------------------
(for payments and Borrowing Notices):
Bank of America, N.A.
901 Main Street, 14th Floor
Dallas, TX  75202
Attention:  Ben Cosgrove
Telephone:  214-209-9254
Facsimile:  214-290-9439
Electronic Mail:  ben.cosgrove@bankofamerica.com
Account No.:  1292000883
Ref:  Sunoco Logistics Partners
ABA# 111000012

L/C Issuer:
----------
Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Riyaz Kaka
Vice President
Telephone:  312-923-5924
Facsimile:  312-987-6828
Electronic Mail:  riyaz.n.kaka@bankofamerica.com

Other Notices to Administrative Agent or to Bank of America as a Lender:
-----------------------------------------------------------------------
Bank of America, N.A.
333 Clay Street, Suite #4550
Houston, TX  77002
Attention:  Ronald E. McKaig, Managing Director
Telephone:  713-651-4881
Facsimile:  713-651-4841
Electronic Mail:  ronald.e.mckaig@bankofamerica.com

                                                                     EXHIBIT A-1

                            FORM OF BORROWING NOTICE

                                                        Date:            ,
                                                             ------------  -----

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of February 1, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Sunoco Logistics Partners Operations L.P., a Delaware limited partnership, Sunoco Logistics Partners L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

     1. The undersigned hereby requests the following Type of Loan and applicable Dollar amount:

               (a)  Base Rate Loan for $                 .
                                        -----------------

               (b)  Eurodollar Rate Loan with Interest Period of:

                    (i)  one month for     $
                                            ---------------
                    (ii) two months for    $
                                            ---------------
                    (iii) three months for $
                                            ---------------
                    (iv) six months for    $
                                            ---------------

     2.   Requested date of Borrowing:               , 200 .
                                      ---------------     -

     3.   Purpose of Loan:

          To fund Quarterly Distributions (Section 6.12(c) of the Agreement)
     ----
          Other
     ----

     4.   If the Loan is for the purpose of funding Quarterly Distributions:

          (a) Total outstanding amount of Distribution Loans: $
                                                               ------------
          (b)  Amount of Distribution Loan requested: $
                                                       ------------
          (c)  Total of lines 4.(a) plus 4.(b): $
                                                 ------------
         (must be not be greater than $20,000,000)

                                   Exhibit A-1
                                     Page 1
                            Form of Borrowing Notice

     The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing(s) after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Borrower contained in
Article V of the Agreement are true and correct as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct as of such earlier date); and

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s).

     The Borrowing requested herein complies with Sections 2.01, and 2.03 of the Agreement, as applicable.

                                      SUNOCO LOGISTICS PARTNERS OPERATIONS
                                      L.P.


                                      By   Sunoco Logistics Partners GP LLC, its
                                           General Partner


                                      By:
                                           -------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                              ----------------------------------

                                   Exhibit A-1
                                     Page 2
                            Form of Borrowing Notice

                                                                     EXHIBIT A-2

                     FORM OF CONVERSION/CONTINUATION NOTICE

                                                       Date:             ,
                                                            -------------  -----

TO:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of February 1, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as herein defined), among Sunoco Logistics Partners Operations L.P., a Delaware limited partnership, Sunoco Logistics Partners L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

     The undersigned hereby requests a [conversion] [continuation] of Loans as follows:

          1.   Amount of [conversion] [continuation]: $
                                                       ---------------

          2.   Existing rate:                   Check applicable blank
                                                ----------------------

               (a)  Base Rate
                                                   ----------------
               (b)  Eurodollar Rate Loan with
                    Interest Period of:

                    (i)  one month
                                                   ----------------
                    (ii) two months
                                                   ----------------
                    (iii) three months
                                                   ----------------
                    (iv) six months
                                                   ----------------

          3.   If a Eurodollar Rate Loan, date of the last day of the Interest
               Period for such Loan:                , 200 .
                                    ----------------     -

          The Loan described above is to be [converted] [continued] as follows:

          4.   Requested date of [conversion] [continuation]:                  ,
                                                             ------------------
               200 .
                  -

          5.   Requested Type of Loan and applicable Dollar amount:

               (a)  Base Rate Loan for $                   .
                                        -------------------

               (b)  Eurodollar Rate Loan with Interest Period of:

                    (i)  one month for            $
                                                   ----------------
                    (ii) two months for           $
                                                   ----------------
                    (iii) three months for        $
                                                   ----------------

                                   Exhibit A-2
                                     Page 1
                     Form of Conversion Continuation Notice

                    (iv) six months for           $
                                                   ----------------

         The [conversion] [continuation] requested herein complies with Sections
2.01 and 2.03 of the Agreement, as applicable.

                                      SUNOCO LOGISTICS PARTNERS OPERATIONS
                                      L.P.


                                      By   Sunoco Logistics Partners GP LLC, its
                                           General Partner


                                      By:
                                           -------------------------------------
                                      Name:
                                             -----------------------------------
                                      Title:
                                              ----------------------------------

                                   Exhibit A-2
                                     Page 2
                     Form of Conversion Continuation Notice

                                                                       EXHIBIT B

                                  FORM OF NOTE

$                                                              February   , 2002
 ---------------------                                                 ---

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to
pay to the order of               (the "Lender"), on the Maturity Date (as
                    -------------
defined in the Credit Agreement referred to below) the principal amount of
              Dollars ($             ), or such lesser principal amount of
-------------           -------------
Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of even date herewith (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, Sunoco Logistics Partners L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of each Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

     This Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, notice of acceleration, demand, dishonor and non-payment of this Note.

                                    Exhibit B
                                     Page 1
                                  Form of Note

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                     SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

                                     By:   Sunoco Logistics Partners GP LLC, its
                                           General Partner

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    Exhibit B
                                     Page 2
                                  Form of Note

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                              Amount of
                                   End of    Principal or       Revolver
       Type of Loan   Amount of   Interest   Interest Paid   Principal Debt   Notation
Date       Made       Loan Made    Period      This Date        This Date      Made By
--------------------------------------------------------------------------------------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------
----   ------------   ---------   --------   -------------   --------------   --------

                                    Exhibit B
                                     Page 3
                                  Form of Note

                                                                       Exhibit C

                         FORM OF COMPLIANCE CERTIFICATE
                   (Pursuant to Section 6.02 of the Agreement)

     Financial Statement Date:
                              -----------, ----

     To:  Bank of America, N.A., as Administrative Agent

     Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of February 1, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the "Borrower"), Sunoco Logistics Partners L.P., a Delaware limited partnership (the "MLP"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.

The undersigned Responsible Officers hereby certify as of the date hereof that
they are the                                                      of the MLP
             ---------------------------------------------------
and the                                 of the Borrower, and that, as such, they
        ------------------------------
are authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the MLP and the Borrower, and that:

[Use one of the following for fiscal year-end financial statements]

Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(b) of the Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. [or]

The year-end audited financial statements required by Section 6.01(b) of the Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section were filed on-line through EDGAR on
                                                             ------------.

[Use one of the following for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are the unaudited financial statements required by
Section 6.01(c) of the Agreement for the fiscal quarter of the MLP ended as of the above date, together with a certificate of a Responsible Officer of the MLP stating that such financial statements fairly present the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes. [or]

Attached is a certificate of a Responsible Officer of the MLP stating that the unaudited financial statements required by Section 6.01(c) of the Agreement for the fiscal quarter of the MLP ended as of the above date, which were filed
on-line through EDGAR on                fairly present the financial condition,
                         -------------,
results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP

                                    Exhibit C
                                     Page 1
                         Form of Compliance Certificate
as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use the following for both fiscal year-end and quarter-end financial statements]

1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

2. A review of the activities of the MLP and the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and the Borrower performed and observed all their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):

3. The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of

--------------, --------.

                             SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.


                             By:  Sunoco Logistics Partners GP LLC,
                                  its General Partner


                             By:
                                  ----------------------------------------------
                             Name:
                                    --------------------------------------------
                             Title:
                                     -------------------------------------------


                             SUNOCO LOGISTICS PARTNERS L.P., a Delaware limited partnership


                             By:  Sunoco Partners LLC, its General Partner


                             By:
                                  ----------------------------------------------
                             Name:
                                    --------------------------------------------
                             Title:
                                     -------------------------------------------

                                    Exhibit C
                                     Page 2
                         Form of Compliance Certificate

                For the Quarter/Year ended                    ("Statement Date")
                                           -------------------

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.   Section 7.04(c) - Indebtedness of Subsidiaries

     A.   Consolidated EBITDA for the most recent four fiscal quarters: (Line
          II.A.8 below)                                                                           $
                                                                                                   ----------

     B.   Consolidated EBITDA shown in Line I.A, times 0.5:                                       $
                                                                                                   ----------

     C.   Actual Principal Amount of Indebtedness of Subsidiaries: (may not
          exceed the amount set forth in Line I.B above)                                          $
                                                                                                   ----------

II.  Section 7.14(a) - Interest Coverage Ratio.

     A. Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date ("Subject Period") (see Credit Agreement definition of
          "Consolidated EBITDA"):

          1.   Consolidated Net Income for Subject Period:                                        $
                                                                                                   ----------

          2.   Consolidated Interest Charges for Subject Period:                                  $
                                                                                                  ----------

          3.   Provision for income taxes for Subject Period:                                     $
                                                                                                   ----------

          4.   Depreciation expenses for Subject Period:                                          $
                                                                                                   ----------

          5.   Amortization expenses for Subject Period:                                          $
                                                                                                   ----------

          6.   Consolidated EBITDA (prior to pro forma adjustments for Asset
               Acquisitions pursuant to Section 7.14(c)(i)) (Lines II.A.1 +
               II.A.2 + II.A.3 + II.A.4 + II.A.5):                                                $
                                                                                                   ----------

                                    Exhibit C
                                     Page 3
                         Form of Compliance Certificate

          7.   Pro forma adjustments to EBITDA for Asset Acquisitions during the
               Subject Period (Section 7.14(c)(i)), giving effect to such Asset
               Acquisitions on a pro forma basis for the Subject Period as if such Asset Acquisitions occurred on the first day of the Subject
               Period:                                                                            $
                                                                                                   ----------

          8.   Consolidated EBITDA, including pro forma adjustments for Asset
               Acquisitions (Lines II.A.6 + II.A.7):                                              $
                                                                                                   ----------

     B.   Consolidated Interest Charges for Subject Period:

          1.   Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date (prior to January 1, 2003, use the appropriate annualized pro forma number from Line 1.d,
               2.b, 3.b, or 4.b of Worksheet A):                                                  $
                                                                                                   ----------

          2.   Pro forma adjustment for Interest Charges during the four
               consecutive fiscal quarters ending on the Statement Date (Section
               7.14(c)(ii)):                                                                      $
                                                                                                   ----------

          3.   Consolidated Interest Charges, including pro forma adjustments
               (Lines II.B.1 + II.B.2):                                                           $
                                                                                                   ----------

     C.   Interest Coverage Ratio:

          1.   Consolidated EBITDA adjusted for Asset Acquisitions (Line
               II.A.8):                                                                           $
                                                                                                   ----------

          2.   Consolidated Interest Charges adjusted for Asset Acquisitions
               (Line II.B.3):                                                                     $
                                                                                                   ----------

          3.   Interest Coverage Ratio (Line II.C.1 Line II.C.2):                                      to 1.0
                                                                                                  -----

          Minimum required: 3.5:1.0

III. Section 7.14(b) - Leverage Ratio

     A.   Consolidated Total Debt:                                                                $
                                                                                                   ----------

                                    Exhibit C
                                     Page 4
                         Form of Compliance Certificate

     B.   Consolidated EBITDA (including pro forma adjustments for Asset
          Acquisitions) (Line II.A.8 above):                                                      $
                                                                                                   ----------

     C.   Leverage Ratio (Line III.A / III.B):

     Maximum permitted: 4.0:1.0                                                                        to 1.0
                                                                                                  -----

IV.  Calculation of Compliance with Sections 7.06(a)(iv) and (v) and Section
     2.04(b) (Dispositions and Mandatory Prepayments)

     A. Section 2.04(b)(ii) (Ordinary Course Dispositions) (Report required within 90 days after the end of each fiscal quarter; provide report below or provide this information in a separate report)

          1.   The aggregate Net Cash Proceeds from Dispositions in the ordinary course of business from the Closing Date to the Statement Date
               (Section 7.06(a)(iv)):                                                             $
                                                                                                   ----------

          2.   Net Cash Proceeds from such Dispositions during the period from the Closing Date to the Statement Date which have been Reinvested
               either prior to or within 90 days after the Statement Date:                        $
                                                                                                   ----------

          3.   Cumulative Nonreinvested Ordinary Course Sales Proceeds not
               reinvested within ninety (90) days after the Statement Date (Line
               IV.A.1 - IV.A.2):                                                                  $
                                                                                                   ----------

          4.   Book value of 1% of MLP's consolidated assets as of the Statement
               Date:                                                                              $
                                                                                                   ----------

          5.   Amount of previous mandatory prepayments and commitment
               reductions pursuant to Section 2.04(b)(ii):                                        $
                                                                                                   ----------

          6.   Amount of Loans to be prepaid and Amount of Commitment Reduction
               (Line IV.A.3 - IV.A.4 - IV.A.5 $ (if positive)):                                   $
                                                                                                   ----------

                                    Exhibit C
                                     Page 5
                         Form of Compliance Certificate

     B. Section 2.04(b)(i) and Section 7.06(a)(v): Attach a report showing each Disposition of property for fair market value for cash during the two (2) fiscal quarters ending on the Statement Date. For each such
          Disposition show:                                     -------------
          ----------------

          1. The date that Net Cash Proceeds from such Disposition were received (the "Receipt Date").

          2.   The amount of Net Cash Proceeds received from such Disposition.

          3. The total amount of Net Cash Proceeds from Dispositions for fair market value for cash during the period from the Closing Date to such Receipt Date.

          4. The value of 10% of the MLP's consolidated assets as of the end of the fiscal quarter immediately prior to such Receipt Date (this is the "Threshold Amount"; see Credit Agreement definition of "Triggering Sale").

          5.   The Reduction Amount, as of the Receipt Date (Line IV.B.3 -
               IV.B.4).

          6. If the Reduction Amount in Line IV.B.5 is a positive number, was the Reduction Amount deposited with the Administrative Agent within two (2) business days of the Receipt Date?

          7. If the Reduction Amount in Line IV.B.5 is a positive number, have the Net Cash Proceeds of such Disposition been Reinvested? If so, give amounts and date(s) of Reinvestment. If not, have 90 days passed since the Receipt Date for such Disposition?

          8. If any portion of the Reduction Amount in Line IV.B.5 has not been reinvested within ninety (90) days of the Receipt Date specify amount not Reinvested.

          9. Amount of Loans to be prepaid and amount of Commitment reduction (Line IV.B.8):

                                    Exhibit C
                                     Page 6
                         Form of Compliance Certificate

V. Distribution Loans - Section 2.01(b) - Date of prepayment and Commitment reduction

     A.   Total amount of Distribution Loans outstanding as of the Statement
          Date (may not exceed $20,000,000):                                                      $
                                                                                                   ----------

     B. Attach schedule showing each date on which a Distribution Loan was made and each repayment during the fiscal quarter ending on the Statement Date

VI.  Section 7.07 - Calculation of Available Cash and Quarterly Distributions

     A.   Available Cash of the MLP for the fiscal quarter ending on the
          Statement Date (from Worksheet B):                                                      $
                                                                                                   ----------

     B.   Available Cash of the Borrower for the fiscal quarter ending on the
          Statement Date (from Worksheet B)                                                       $
                                                                                                   ----------

     C. Borrower Distributions of Available Cash made during the fiscal quarter ending on the Statement Date (attach a schedule showing date(s) and amount(s))

     D. MLP Distributions of Available Cash made during the fiscal quarter ending on the Statement Date (attach a schedule showing date(s) and amount(s))

VII. Section 6.15 - Clean Down Period

     [This section is required to be completed only at fiscal year end, and only   # of Days      Dates
     if during any such fiscal year the Borrower requested Distribution Loans.]    ---------      -----
     One Clean Down period of fifteen (15) consecutive days during the fiscal year is required in compliance with Section 6.15. For the current fiscal year, describe the Clean Down period (period of consecutive days (and dates)):

                 [END OF SCHEDULE 2--WORKSHEETS A AND B FOLLOW]

                                    Exhibit C
                                     Page 7
                         Form of Compliance Certificate

                                   WORKSHEET A
                    CONSOLIDATED INTEREST CHARGES CALCULATION

Calculation of Consolidated Interest Charges for the four consecutive fiscal quarters ending prior to January 1, 2003 (use the annualized pro forma number from Line 1.d, 2.b, 3.b, or 4.b. for the appropriate quarter and enter this number on Line II.B.1. of the Compliance Certificate):

     1.   For the fiscal quarter ended March 31, 2002:

          a.   Number of days between MLP Offering Closing and March 31, 2002:                           days
                                                                                                  -------

          b.   Consolidated Interest Charges during the period in Line 1.a:                       $
                                                                                                   ----------

          c.   Pro Forma Quarterly Interest Charges for the fiscal quarter ended
               March 31, 2002 (Line 1.b. / Line 1.a. x 90):                                       $
                                                                                                   ----------

          d.   Consolidated Interest Charges (Line 1.c x 4) (to be entered as
               Line II.B.1 on Schedule 2):                                                        $
                                                                                                   ----------

     2.   For the fiscal quarter ended June 30, 2002:

          a.   Consolidated Interest Charges for the fiscal quarter ended June
               30, 2002:                                                                          $
                                                                                                   ----------

          b.   Annualized Consolidated Interest Charges ((Line 1.c + Line 2.a) x
               2) (to be entered as Line II.B.1 on Schedule 2):                                   $
                                                                                                   ----------

     3.   For the fiscal quarter ended September 30, 2002:

          a.   Consolidated Interest Charges for the fiscal quarter ended
               September 30, 2002:                                                                $
                                                                                                   ----------

          b.   Annualized Consolidated Interest Charges ((Line 1.c + Line 2.a +
               Line 3.a) x (4/3)) (to be entered as Line II.B.1 on Schedule 2):                   $
                                                                                                   ----------

     4.   For the fiscal quarter ended December 31, 2002:

          a.   Consolidated Interest Charges for the fiscal quarter ended
               December 31, 2002:                                                                 $
                                                                                                   ----------

          b.   Annualized Consolidated Interest Charges (Line 1.c + Line 2.a +
               Line 3.a + Line 4.a) (to be entered as Line II.B.1 on Schedule
               2):                                                                                $
                                                                                                   ----------

                                    Exhibit C
                                     Page 8
                         Form of Compliance Certificate

[Note: This Worksheet is based upon the assumption that the MLP Offering Closing will occur during the first fiscal quarter of 2002. If the MLP Offering Closing occurs after such date, appropriate adjustments will need to be made.]

                                    Exhibit C
                                     Page 9
                         Form of Compliance Certificate

                                   WORKSHEET B
                          CALCULATION OF AVAILABLE CASH

Available Cash of the MLP (calculated pursuant to the MLP's Partnership
Agreement)

     A.   Cash and cash equivalents of the MLP and its subsidiaries on $ hand at                  $
          the end of the quarter:                                                                  ----------

     B.   All additional cash and cash equivalents of the MLP and its                             $
          subsidiaries on hand on the date of determination resulting from                         ----------
          working capital borrowings made after the end of the quarter:

     C.   Cash reserves to provide for the proper conduct of the business of the                  $
          MLP and its subsidiaries (including reserves for future capital                          ----------
          expenditures and for future credit needs of the MLP and its subsidiaries) after the quarter:*

     D.   Cash reserves to comply with applicable law or any debt instrument or                   $
          other agreement or obligation to which the MLP or any of its                             ----------
          subsidiaries is a party or its assets are subject:*

     E.   Cash reserves to provide funds for minimum quarterly distributions and                  $
          cumulative common unit arrearages for any one or more of the next four                   ----------
          quarters:*

     F.   Available Cash of the MLP (Line A + B - C - D - E) (to be entered as                    $
          Line VI.A on Schedule 2):                                                                ----------

* If there is an amount entered in C, D, or E above, attach a description of purpose/reason for such reserves.

     Available Cash of the Borrower (calculated pursuant to the Borrower's
     Partnership Agreement)

     A. All cash and cash equivalents of the Borrower on hand at the end of the                   $
     quarter:                                                                                      ----------

     B. All additional cash and cash equivalents of the Borrower on hand on the                   $
     date of determination of Available Cash with respect to such quarter                          ----------
     resulting from working capital borrowings made subsequent to the end of such quarter:

                                    Exhibit C
                                     Page 10
                         Form of Compliance Certificate

     C.   Cash reserves to provide for the proper conduct of the business of the                  $
          Borrower (including reserves for future capital expenditures and for                     ----------
          anticipated future credit needs of the Borrower) subsequent to such quarter:*

     D.   Cash reserves to comply with applicable law or any loan agreement,                      $
          security agreement, mortgage, debt instrument or other agreement or                      ----------
          obligation to which the Borrower or any Subsidiary is a party or by which it is bound or its assets are subject:*

     E.   Cash reserves to provide funds for distributions under Section 6.4 or                   $
          6.5 of the MLP Agreement in respect of any one or more of the next                       ----------
          four quarters:*

     F.   Available Cash of the Borrower (Line A + B - C - D - E) (to be entered                  $
          as Line VI.B on Schedule 2):                                                             ----------

* If there is an amount entered in C, D, or E above, attach a description of purpose/reason for such reserves.

                                    Exhibit C
                                     Page 11
                         Form of Compliance Certificate

                                                                       EXHIBIT D

                        FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to that certain Credit Agreement, dated as of February 1, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the "Borrower"), Sunoco Logistics Partners L.P., a Delaware limited partnership (the "MLP"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

     The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

     1. (a) Subject to paragraph 11, effective as of the date specified on
Schedule 1 hereto (the "Effective Date"), the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest with under the Credit Agreement described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement.

     (b) From and after the Effective Date, (i) the Assignee shall be a party under the Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and be bound by the provisions thereof, and (ii) to the extent of the Assigned Interest, the Assignor shall relinquish its rights and be released from its obligations under the Agreement. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, any applicable assignment fee required under Section 10.07(b) of the Agreement.

     2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

     3. From and after the Effective Date, the Administrative Agent shall make all payments under the Agreement and the Notes, if any, in respect of the Assigned Interest (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Agreement and such Notes, if any, for periods prior to the Effective Date directly between themselves.

     4. The Assignor represents and warrants to the Assignee that:

          (a) The Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

          (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the Outstanding Amount of all Loans and of all L/C Obligations relating to the Assigned Interest as of the Effective Date;

          (c) it has the power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection

                                    Exhibit D
                                     Page 1
                        Form of Assignment and Acceptance
     herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

          (d) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignor.

     The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Affiliates or the performance by the Borrower or any of its Affiliates of their respective obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document other than as expressly set forth above.

     5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

          (a) it is an Eligible Assignee;

          (b) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Assignment and Acceptance, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith;

          (c) this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee;

          (d) under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and unless otherwise indicated in the space opposite the Assignee's signature below, no tax forms described in Section 10.15 of the Agreement are required to be delivered by the Assignee; and

          (e) the Assignee has received a copy of the Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement.

     6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement, the other Loan

                                   Exhibit D
                                     Page 2
                        Form of Assignment and Acceptance

Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

     7. If either the Assignee or the Assignor desires one or more Notes to evidence its Loans, it shall request the Administrative Agent to procure such Notes from the Borrower.

     8. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

     9. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

     10. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in Section 10.16 of the Agreement entitled "Governing Law."

     11. The effectiveness of the assignment described herein is subject to:

     (a) if such consent is required by the Agreement, receipt by the Assignor and the Assignee of the consent of the Administrative Agent and/or the Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Agreement effective as of the Effective Date; and

     (b) receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 10.07(b) of the Agreement and any tax forms required by Section 10.15 of the Agreement.

     By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Agreement, effective as of the Effective Date with respect to the Assigned Interest, and will adjust the registered Pro Rata Share of the Assignor under the Agreement to reflect the assignment of the Assigned Interest.

     12. Attached hereto as Schedule 2 is all contact, address, account and other administrative information relating to the Assignee.

                                   Exhibit D
                                     Page 3
                        Form of Assignment and Acceptance

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                               Assignor:

                                               [Name of Assignor]


                                               By:
                                                    ----------------------------
                                               Name:
                                                      --------------------------
                                               Title:
                                                       -------------------------


                                               Assignee:

                                               [Name of Assignee]


[ ]  Tax forms required by
     Section 10.15 of the Agreement included   By:
                                                    ----------------------------
                                               Name:
                                                      --------------------------
                                               Title:
                                                       -------------------------

(Signatures continue)

                                   Exhibit D
                                     Page 4
                        Form of Assignment and Acceptance

     In accordance with and subject to Section 10.07 of the Credit Agreement, the undersigned consent to the foregoing assignment as of the Effective Date:

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:    Sunoco Logistics Partners GP LLC, its
       General Partner


By:
     ------------------------------------------------
Name:
       ----------------------------------------------
Title:
        ---------------------------------------------


BANK OF AMERICA, N.A.,
as Administrative Agent


By:
     ------------------------------------------------
     Title:

                                   Exhibit D
                                     Page 5
                        Form of Assignment and Acceptance

                                         SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE

                              THE ASSIGNED INTEREST

Effective Date: ______________________


     Committed Sum or                           Commitment Percentage
     ----------------                           ---------------------
        Outstanding         (i.e. the proportion that Assignee's Committed Sum
        -----------         to be acquiredbears to the Aggregate Committed Sum
     Amount Assigned        or Percentage of Outstanding Amount assigned (i.e.
     ---------------           -----------------------------------------
      (as applicable)       the proportion that the Outstanding Amount to be
      ---------------       acquired by Assignee bears to the aggregate
                            Outstanding Amount under the respective Facility)
                            (set forth to at least 8 decimal points)
--------------------------------------------------------------------------------

Assigned Interest                                                      %
                                  -----------               ----------

                                   Schedule 1
                                     Page 1
                        Form of Assignment and Acceptance

                                         SCHEDULE 2 TO ASSIGNMENT AND ACCEPTANCE

                             ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                   Schedule 2
                                     Page 1
                        Form of Assignment and Acceptance

                                                                     EXHIBIT E-1

                           FORM OF SUBSIDIARY GUARANTY

     THIS GUARANTY is executed as of February   , 2002, jointly and severally by
                                              --
the undersigned (each a "Guarantor" and collectively the "Guarantors"), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Administrative Agent for the benefit of Lenders).

                                    RECITALS
                                    --------

     A. Sunoco Logistics Partners Operations L.P., a Delaware limited partnership ("Borrower"), Sunoco Logistics Partners L.P., a Delaware limited partnership (the "MLP"), Bank of America, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "Administrative Agent"), and the Lenders now or hereafter party to the Credit Agreement (including their respective permitted successors and assigns, "Lenders") have entered into a Credit Agreement, dated as of February 1, 2002 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement");

     B. Provisions of the Credit Agreement permit Guarantors to directly or indirectly receive proceeds of Borrowings made pursuant thereto; and

     C. This Guaranty is integral to the transactions contemplated by the Loan Documents and the execution and delivery hereof, is a condition precedent to Lenders' obligations to extend credit under the Loan Documents.

     ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor, jointly and severally, guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

     1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this
Guaranty:

     Borrower means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

     Credit Agreement is defined in the recitals to this Guaranty.

     Guaranteed Debt means, collectively, (a) the Obligations and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, any Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Sections 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or any Guarantor becomes subject).

     Guarantor and Guarantors is defined in the preamble to this Guaranty.

                                   Exhibit E-1
                                     Page 1
                           Form of Subsidiary Guaranty

     Lender means, individually, or Lenders means, collectively, on any date of determination, the Lenders and their permitted successors and assigns.

     Subordinated Debt means, for each Guarantor, all present and future obligations of any Company to such Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to such Guarantor, (c) held by or are to be held by such Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

     2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of any Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, and all commitments to extend any credit under the Loan Documents have terminated. No Guarantor may rescind or revoke its obligations with respect to the Guaranteed Debt. Notwithstanding any contrary provision, it is the intention of Guarantors, Lenders, and Administrative Agent that the amount of the Guaranteed Debt guaranteed by each Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar Laws applicable to each such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Debt, the amount of the Guaranteed Debt guaranteed by any Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state Law.

     3. CONSIDERATION. Each Guarantor represents and warrants that its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

     4. CUMULATIVE RIGHTS. If any Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against any Guarantor. The exercise by Administrative Agent or Lenders of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

     5. PAYMENT UPON DEMAND. If an Event of Default exists, each Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to any Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders; provided that, if an Event of Default exists and Administrative Agent or Lenders cannot, for any reason, accelerate the Obligations, then the Guaranteed Debt shall be, as among Guarantors, Administrative Agent, and Lenders, a fully matured, due, and payable obligation of Guarantors to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by any Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt.

                                   Exhibit E-1
                                     Page 2
                           Form of Subsidiary Guaranty

     6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Obligations. Upon the occurrence and during the continuation of an Event of Default, each Guarantor agrees not to accept any payment of any Subordinated Debt from any Company. In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Company, its creditors as such or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of any Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by any Company for the benefit of creditors, or (iv) any other marshalling of the assets of a Company, the Obligations (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt. If any Guarantor receives any payment of any Subordinated Debt in violation of the terms of this Section, such Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Obligations.

     7. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt and the termination of the Obligations of Lenders to extend credit under the Loan Documents, (a) no Guarantor may assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any Guarantor of it, and (b) each Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common Law, or otherwise). Upon payment in full of the Guaranteed Debt and the termination of the obligations of Lenders to extend credit under the Loan Documents, each Guarantor shall be subrogated to the rights of the Administrative Agent and Lenders against Borrower and the other obligors.

     8. NO RELEASE. Each Guarantor agrees that its obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any additional guaranty or any other security or assurance for any Guaranteed Debt;
(b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligations, except for any final release resulting from payment in full of such Obligations; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligations; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify any Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; it being understood that neither Administrative Agent nor any Lender is required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given in this Guaranty; (i) the

                                   Exhibit E-1
                                     Page 3
                           Form of Subsidiary Guaranty
unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; (j) any payment of the Obligations to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment); or (k) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower or any Guarantor.

     9. WAIVERS. By execution hereof, each Guarantor waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Guaranteed Debt (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligations (or any part thereof). To the maximum extent lawful, each Guarantor waives all Rights by which it might be entitled to require suit on an accrued Right of action in respect of any Guaranteed Debt or require suit against Borrower or others.

     10. LOAN DOCUMENTS. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to Guarantors by their terms and shall be imposed upon Guarantors, and each Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Administrative Agent and Lenders. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of Guarantors under this Guaranty.

     11. RELIANCE AND DUTY TO REMAIN INFORMED. Each Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party.

     12. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Articles 1 and 10 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, AND WAIVER OF RIGHT TO JURY TRIAL, both of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

     13. NOTICES. All notices required or permitted under this Guaranty, if any, shall be given in the manner set forth in Section 10.02 of the Credit Agreement.

                                   Exhibit E-1
                                     Page 4
                           Form of Subsidiary Guaranty

     14. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 10.01 of the Credit Agreement.

     15. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, no Guarantor is required to inquire about any such agreement or is subject to any of its terms unless such Guarantor specifically joins such agreement Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

     16. ADDITIONAL GUARANTORS. Each Guarantor is aware that the MLP has executed and delivered a Guaranty to the Administrative Agent on the date hereof. Also, from time to time subsequent to the time hereof, additional Persons may execute and deliver guaranties to the Administrative Agent. Each Guarantor hereunder expressly agrees that its obligations arising hereunder shall not be affected or diminished by any such additional guaranties. Each Guarantor agrees that it shall not be necessary or required that the Administrative Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower, the other Guarantors, or any other Person who has guaranteed the Guaranteed Debt before or as a condition to the obligations of any Guarantor hereunder.

     17. PARTIES. This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantors and their respective successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

                     Remainder of Page Intentionally Blank.
                          Signature Page(s) to Follow.

                                   Exhibit E-1
                                     Page 5
                           Form of Subsidiary Guaranty

     EXECUTED as of the date first stated in this Guaranty.

                                     GUARANTORS:

                                     SUNOCO LOGISTICS PARTNERS OPERATIONS GP
                                     LLC, a Delaware limited liability company


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     SUNOCO PARTNERS MARKETING & TERMINALS L.P., a Texas limited partnership


                                     By: SUNOCO LOGISTICS  PARTNERS  OPERATIONS
                                         GP LLC, a Delaware  limited  liability
                                         company, its General Partner


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     SUNOCO PIPELINE L.P., a Texas limited
                                     partnership


                                     By: SUNOCO LOGISTICS  PARTNERS  OPERATIONS
                                          GP LLC, a Delaware  limited  liability
                                          company, its General Partner


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                   Exhibit E-1
                                     Page 6
                           Form of Subsidiary Guaranty

                                                                     EXHIBIT E-2

                                FORM OF GUARANTY
                                      (MLP)

     THIS GUARANTY is executed as of February   , 2002, by the undersigned
                                              --
("Guarantor"), for the benefit of BANK OF AMERICA, N.A., a national banking association (in its capacity as Administrative Agent for the benefit of Lenders).

                                    RECITALS
                                    --------

     A. Sunoco Logistics Partners Operations L.P., a Delaware limited partnership ("Borrower"), Sunoco Logistics Partners L.P., a Delaware limited partnership (the "MLP"), Bank of America, N.A., as Administrative Agent (including its permitted successors and assigns in such capacity, "Administrative Agent"), and the Lenders now or hereafter party to the Credit Agreement (including their respective permitted successors and assigns, "Lenders") have entered into a Credit Agreement, dated as of February 1, 2002 (as amended, modified, supplemented, or restated from time to time, the "Credit Agreement");

     B. Borrower is a Subsidiary of Guarantor, and therefore, Guarantor will derive direct and substantial benefits from the extensions of credit under the Credit Agreement; and

     C. This Guaranty is integral to the transactions contemplated by the Loan Documents and the execution and delivery hereof, is a condition precedent to Lenders' obligations to extend credit under the Loan Documents.

     ACCORDINGLY, for adequate and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt (defined below) as follows:

     1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this Guaranty. As used in this
Guaranty:

     Borrower means Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Relief Law.

     Credit Agreement is defined in the recitals to this Guaranty.

     Guaranteed Debt means, collectively, (a) the Obligations and (b) all present and future costs, attorneys' fees, and expenses reasonably incurred by Administrative Agent or any Lender to enforce Borrower's, the Guarantor's, or any other obligor's payment of any of the Guaranteed Debt, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Sections 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which Borrower or the Guarantor becomes subject).

     Guarantor is defined in the preamble to this Guaranty.

                                  Exhibit E-2
                                     Page 1
                             Form of Guaranty (MLP)

     Lender means, individually, or Lenders means, collectively, on any date of determination, the Lenders and their permitted successors and assigns.

     Subordinated Debt means, all present and future obligations of any Company to the Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to the Guarantor, (c) held by or are to be held by the Guarantor, (d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

     2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty of payment, not collection, and the circumstance that at any time or from time to time the Guaranteed Debt may be paid in full does not affect the obligation of the Guarantor with respect to the Guaranteed Debt incurred after that. This Guaranty remains in effect until the Guaranteed Debt is fully paid and performed, all commitments to extend any credit under the Loan Documents have terminated and all Letters of Credit have terminated. The Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt.

     3. CONSIDERATION. The Guarantor represents and warrants that its liability under this Guaranty will directly benefit it.

     4. CUMULATIVE RIGHTS. If the Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, other than under this Guaranty, that liability may not be in any manner impaired or affected by this Guaranty. The Rights of Administrative Agent or Lenders under this Guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against the Guarantor. The exercise by Administrative Agent or Lenders of any Right under this Guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

     5. PAYMENT UPON DEMAND. If an Event of Default exists, the Guarantor shall, on demand and without further notice of dishonor and without any notice having been given to the Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this Guaranty or the creation or incurrence of any Guaranteed Debt, pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders; provided that, if an Event of Default exists and Administrative Agent or Lenders cannot, for any reason, accelerate the Obligations, then the Guaranteed Debt shall be, as among the Guarantor, Administrative Agent, and Lenders, a fully matured, due, and payable obligation of the Guarantor to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by the Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Debt.

     6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Obligations. Upon the occurrence and during the continuation of an Event of Default, the Guarantor agrees not to accept any payment of any Subordinated Debt from any Company. In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Company, its creditors as such or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of any Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by any Company for the benefit of creditors, or (iv) any other marshalling of the assets of a Company, the Obligations (including any interest thereon accruing at the legal rate after the commencement of any such

                                   Exhibit E-2
                                     Page 2
                             Form of Guaranty (MLP)
proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt. If the Guarantor receives any payment of any Subordinated Debt in violation of the terms of this Section, such Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Obligations.

     7. SUBROGATION AND CONTRIBUTION. Until payment in full of the Guaranteed Debt and the termination of the Obligations of Lenders to extend credit under the Loan Documents, (a) the Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any other guarantor of it, and (b) the Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common Law, or otherwise). Upon payment in full of the Guaranteed Debt and the termination of the obligations of Lenders to extend credit under the Loan Documents, the Guarantor shall be subrogated to the rights of the Administrative Agent and Lenders against Borrower and the other obligors.

     8. NO RELEASE. The Guarantor agrees that its obligations under this Guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any additional guaranty or any other security or assurance for any Guaranteed Debt;
(b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligations, except for any final release resulting from payment in full of such Obligations; (d) the modification of, or waiver of compliance with, any terms of any other Loan Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligations; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt or to foreclose, take, or prosecute any action in connection with any Loan Document; (h) any failure of Administrative Agent or any Lender to notify the Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower; it being understood that neither Administrative Agent nor any Lender is required to give the Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, other than any notice required to be given in this Guaranty; (i) the unenforceability of any Guaranteed Debt against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; (j) any payment of the Obligations to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this Guaranty will be reinstated in an amount equal to that payment); or (k) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Borrower or the Guarantor.

                                   Exhibit E-2
                                     Page 3
                             Form of Guaranty (MLP)

     9. WAIVERS. By execution hereof, the Guarantor waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Guaranteed Debt (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligations (or any part thereof). To the maximum extent lawful, the Guarantor waives all Rights by which it might be entitled to require suit on an accrued Right of action in respect of any Guaranteed Debt or require suit against Borrower or others.

     10. LOAN DOCUMENTS. By execution hereof, the Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Loan Documents are applicable to the Guarantor by their terms and shall be imposed upon the Guarantor, and the Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, the Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Loan Documents in favor of Administrative Agent and Lenders. In the event the Credit Agreement or any other Loan Document shall cease to remain in effect for any reason whatsoever during any period when any part of the Guaranteed Debt remains unpaid, the terms, covenants, and agreements of the Credit Agreement or such other Loan Document incorporated herein by reference shall nevertheless continue in full force and effect as obligations of the Guarantor under this Guaranty.

     11. RELIANCE AND DUTY TO REMAIN INFORMED. The Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Loan Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. The Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. The Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Loan Documents to which it is a party.

     12. LOAN DOCUMENT. This Guaranty is a Loan Document and is subject to the applicable provisions of Articles 1 and 10 of the Credit Agreement, including, without limitation, the provisions relating to GOVERNING LAW, AND WAIVER OF RIGHT TO JURY TRIAL, both of which are incorporated into this Guaranty by reference the same as if set forth in this Guaranty verbatim.

     13. NOTICES. All notices required or permitted under this Guaranty, if any, shall be given in the manner set forth in Section 10.02 of the Credit Agreement.

     14. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this Guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of Section 10.01 of the Credit Agreement.

     15. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender's ratable benefit. Administrative Agent may, without the joinder of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this Guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties.

                                   Exhibit E-2
                                     Page 4
                             Form of Guaranty (MLP)

However, the Guarantor is not required to inquire about any such agreement nor is it subject to any of its terms unless the Guarantor specifically joins such agreement Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of such agreement.

     16. ADDITIONAL GUARANTORS. The Guarantor is aware that certain Subsidiaries of the Borrower have executed and delivered guaranties to the Administrative Agent on the date hereof. Furthermore, from time to time subsequent to the time hereof, additional Persons may execute and deliver guaranties to the Administrative Agent. The Guarantor hereunder expressly agrees that its obligations arising hereunder shall not be affected or diminished by any such additional guaranties. The Guarantor agrees that it shall not be necessary or required that the Administrative Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Person who has guaranteed the Guaranteed Debt before or as a condition to the obligations of the Guarantor hereunder.

     17. PARTIES. This Guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds the Guarantor and their respective successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this Guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Administrative Agent and Lenders under this Guaranty may be transferred with any assignment of the Guaranteed Debt pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this Guaranty.

                     Remainder of Page Intentionally Blank.
                          Signature Page(s) to Follow.

                                   Exhibit E-2
                                     Page 5
                             Form of Guaranty (MLP)

     EXECUTED as of the date first stated in this Guaranty.

                                        GUARANTOR:

                                        SUNOCO LOGISTICS PARTNERS L.P., a
                                        Delaware limited partnership


                                        By: Sunoco Partners LLC, a Pennsylvania
                                            limited liability  company,  its
                                            General Partner


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                   Exhibit E-2
                                     Page 6
                             Form of Guaranty (MLP)

                                                                     EXHIBIT F-1

                           FORM OF OPINION OF COUNSEL

                                February   , 2002
                                         --

To each of the Lenders parties to the Credit
Agreement referred to below, and
Bank of America, N.A., as
Administrative Agent for the Lenders

Ladies and Gentlemen:

     We have acted as special counsel to (i) Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the "Borrower"), (ii) Sunoco
                                                      --------
Logistics Partners GP LLC, a Delaware limited liability company (the "Borrower's
                                                                      ----------
GP"), (iii) Sunoco Logistics Partners L.P., a Delaware limited partnership (the
--
"MLP"), Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership ("Sunoco Partners M&T"), Sunoco Pipeline L.P., a Texas limited partnership
  -------------------
("Sunoco Partners Pipeline", and together with Sunoco Partners M&T, the
  ------------------------
"Borrower's Subsidiaries"), and Sunoco Logistics Partners Operations GP LLC, a
 -----------------------
Delaware limited liability company (the "Borrower's Subsidiaries' GP", and
                                         ---------------------------
together with the MLP, the Borrower's Subsidiaries and the Borrower's Subsidiaries' GP, the "Guarantors") and (iv) Sunoco Partners LLC, a Pennsylvania
                       ----------
limited liability company (the "MLP's GP") in connection with the Credit
                                --------
Agreement dated as of February 1, 2002, by and among the Borrower, the MLP, the Lenders party thereto, Bank of America, N.A., as Administrative Agent for the Lenders, and the other agents and lenders therein named (the "Credit
                                                              ------
Agreement").
---------

     This opinion is furnished to you at the request of the Borrower pursuant to
Section 4.01(a)(vi) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

A.   Basis of Opinion

     In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of the following (the "Loan Documents"):
                    --------------

     (a)  the Credit Agreement;

     (b)  the Notes;

     (c)  the Guaranties executed by the Guarantors;

     (d) the Cash Collateral Account Agreement (together with (a), (b) and (c), the "Credit Documents");
               ----------------

     (e) the Organization Documents of the Borrower, the Borrower's GP, the Guarantors and the MLP's GP (the "Transaction Parties") and all
                                            -------------------
          amendments thereto;

     (f)  Certificates of the Secretary of State of the State of Delaware dated
                    , 2002, and of the Secretary of State of Texas dated
          ----------
                    , 2002, and of the
          ----------

                                   Exhibit F-1
                                     Page 1
                           Form of Opinion of Counsel

          Commonwealth of Pennsylvania dated           , 2002, attesting to the
                                             ----------
          continued existence and good standing of the Transaction Parties in Delaware, Texas, and Pennsylvania, as applicable;

     (g) copies of such corporate documents and records of the Transaction Parties, certificates of officers and representatives of certain of the Transaction Parties and such other agreements, documents, instruments and certificates of public officials and other Persons as we have deemed necessary or appropriate for the purposes of rendering the opinion expressed herein; and

     (h) such matters of law as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

     B.   Assumptions

     In rendering the opinion expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the due authorization, execution and delivery of the Loan Documents by all parties to such documents (other than the Transaction Parties) and that the Loan Documents are valid, binding and enforceable (subject to the limitations on enforceability of the types referred to in the qualifications below) against the parties thereto (other than the Transaction Parties); (b) the legal capacity of natural persons; (c) the genuineness of all signatures on all documents that we examined; (d) the authenticity of all documents submitted to us as originals; and (e) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies.

     As to questions of fact material to the opinion hereinafter expressed, we have relied without investigation upon the representations and warranties of the Borrower and the Guarantors made in the Loan Documents and on such corporate records and certificates from officers and representatives of the Transaction Parties and from public officials as we have deemed necessary and appropriate for this opinion. We have made no examination or investigation to verify the accuracy or completeness of any financial, accounting or statistical information set forth in the Loan Documents or otherwise furnished to you and, accordingly, express no opinion with respect thereto.

C. Opinion

     Based upon our examination and review as set forth in Section A hereof, and subject to the assumptions, exceptions, qualifications and limitations set forth in Sections B and D hereof, we are of the opinion that:

     1. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; the Borrower's GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; the MLP's GP is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; and each of the Guarantors is a limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, as indicated in the first paragraph of this opinion.

     2. Each Transaction Party has the partnership or company power and authority to own and lease its property and to conduct the business in which it is currently engaged. The

                                   Exhibit F-1
                                     Page 2
                           Form of Opinion of Counsel
          execution, delivery and performance by each Transaction Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents (a) are within its partnership or company powers; (b) will not contravene (i) the Organization Documents of any Transaction Party or (ii) any Applicable Law (as defined below); (c) will not breach or result in a default under any Material Agreement; and (d) will not result in or require the creation or imposition of any Lien prohibited by the Credit Documents.

          "Applicable Law" means the Delaware Partnership Act, the Delaware
           --------------
          Limited Liability Company Act and those laws, rules and regulations of the State of New York, Texas and the United States of America and the rules and regulations adopted thereunder, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. Furthermore, the term "Applicable Laws" does not include, and we express no opinion with regard to any: (a) New York, Texas or federal law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction, (iii) occupational, safety and health or other similar matters or (iv) labor, employee rights and benefits, including the Employment Retirement Income Security Act of 1974, as amended; (b) state or federal laws and regulations regarding the regulation of utilities; (c) antitrust and trade regulation laws; (d) tax laws, rules or regulations; (e) copyright, patent and trademark laws, rules or regulations; and (e) state or federal securities laws.

     3. The Credit Agreement and the Cash Collateral Agreement have been duly authorized, executed and delivered to the Administrative Agent by the Borrower, and the Guaranties have been duly authorized, executed and delivered to the Administrative Agent by each of the Guarantors.

     4. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Transaction Party of the Credit Documents to which it is a party or the consummation of the transactions contemplated by the Credit Documents, except, in the case of such performance, for such authorizations, approvals, actions, notices and filings which have been made or obtained.

     5. The Credit Agreement and each of the Notes constitute valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, and each Guaranty constitutes valid and binding obligations of each of the Guarantors enforceable against each of the Guarantors in accordance with its terms.

     6. To our knowledge, there are no pending actions or actions threatened in writing or proceedings against any Transaction Party before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Documents, or that would reasonably be expected to have a material adverse effect upon the financial condition or operations of any Transaction Party, taken as a whole.

     7. No Transaction Party is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   Exhibit F-1
                                     Page 3
                           Form of Opinion of Counsel

     8. No Transaction Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

D. Qualifications and Exceptions

     The opinion rendered above is subject in all respects to the following qualifications and comments:

     1. Our opinion above, as to enforceability, is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

     2. Our opinion is subject to the effect of general principles of equity (whether considered in a proceeding in equity or at law). In rendering our opinion, we have assumed that the parties to the Credit Documents will perform their obligations and exercise their rights under such documents within the standards of reasonableness, good faith and fair dealing imposed by applicable law.

     3. We express no opinion with respect to the legality, validity, binding nature or enforceability of any of the following provisions found in the Credit Documents, if any: (i) provisions relating to waivers, precluding a party from asserting certain claims or defenses or from obtaining or exercising certain rights, releases and remedies, or excusing a party from damages, liability or obligations to the extent such provisions may violate public policy or otherwise violate applicable law; (ii) provisions relating to subrogation rights, delay or omission of enforcement of rights or remedies, severability or set offs that violate applicable law; (iii) provisions obligating a party to submit to the jurisdiction or venue of any court; (iv) provisions purporting to establish evidentiary standards for suits or proceedings to enforce the Credit Documents; (v) provisions that decisions by a party are conclusive; (vi) provisions purporting to effect the automatic service of process on any person; and (vii) provisions purporting to indemnify or exculpate the Administrative Agent or the Lenders from the consequences of their own negligence, willful misconduct or strict liability.

     4. With respect to our opinion set forth in paragraph 1 above as to the valid existence and good standing of the Borrower, the Borrower's GP, the MLP, the MLP's GP and the Borrowers' Subsidiaries' GP, we have
          relied solely on the certificate dated           , of the Secretary of
                                                 ----------
          State of the State of Delaware, the certificate dated              ,
                                                                -------------
          of the Secretary of the State of Texas and the certificate dated
                       , of the Commonwealth of Pennsylvania and, with respect
          -------------
          to the period from that date to the date of this opinion letter, a certificate of an officer of the Borrower.

     5. Qualification of any statement or opinion herein by the use of the words "to our knowledge" means that during the course of the representation in connection with these transactions contemplated by the Credit Agreement, no information has come to our attention that would give us current knowledge of the existence of facts or matters so qualified. We have not undertaken any investigation to determine the existence of facts,

                                   Exhibit F-1
                                     Page 4
                           Form of Opinion of Counsel
          and no inference as to our knowledge thereof shall be drawn from the fact of the representation by us of any party or otherwise.

     6. We are members of the bar of the States of New York and Texas, and we express no opinion as to the laws of any jurisdiction other than the laws of the States of New York and Texas, the Delaware Partnership Act, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.

     7. This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.

     8. The opinion expressed herein is as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

     9. This opinion is being furnished only to the addressees named above, and has been rendered solely for your benefit in connection with the Credit Agreement and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent; provided, however, that any Person that becomes a Lender or successor Administrative Agent pursuant to the terms of the Credit Agreement may rely on this opinion as if it were addressed to such Person and delivered on the date hereof.

                                                          Very truly yours,


                                                          VINSON & ELKINS L.L.P.

                                   Exhibit F-1
                                     Page 5
                           Form of Opinion of Counsel

                                                                     EXHIBIT F-2

                           FORM OF OPINION OF COUNSEL

                               February   , 2002
                                        --

To each of the Lenders parties to the Credit
Agreement referred to below, and
Bank of America, N.A., as
Administrative Agent for the Lenders

Ladies and Gentlemen:

     I have acted as counsel to (i) Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (the "Borrower"), (ii) Sunoco Logistics Partners GP
                                   --------
LLC, a Delaware limited liability company (the "Borrower's GP"), (iii) Sunoco
                                                -------------
Logistics Partners L.P., a Delaware limited partnership (the "MLP"), Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership ("Sunoco
                                                                   ------
Partners M&T"), Sunoco Pipeline L.P., a Texas limited partnership ("Sunoco
------------                                                        ------
Partners Pipeline", and together with Sunoco Partners M&T, the "Borrower's
-----------------                                               ----------
Subsidiaries"), and Sunoco Logistics Partners Operations GP LLC, a Delaware
------------
limited liability company (the "Borrower's Subsidiaries' GP", and together with
                                ---------------------------
the MLP, the Borrower's Subsidiaries and the Borrower's Subsidiaries' GP, the "Guarantors") and (iv) Sunoco Partners LLC, a Pennsylvania limited liability
 ----------
company (the "MLP's GP") in connection with the Credit Agreement dated as of
              --------
February 1, 2002, by and among the Borrower, the MLP, the Lenders party thereto, Bank of America, N.A., as Administrative Agent for the Lenders, and the other agents and lenders therein named (the "Credit Agreement").
                                       ----------------

     In connection with the opinions expressed herein, I, or attorneys reporting to me, have examined and relied upon copies of the following documents:

     (a) the Credit Agreement, including all exhibits, schedules, and attachments thereto, and any Notes issued pursuant thereto (the "Notes");

     (b) the Guaranties dated as of even date with the Credit Agreement executed by each of the Guarantors (the "Guaranty");

     (c)  the Cash Collateral Account Agreement;

     (d)  Certificates of the Commonwealth of Pennsylvania dated           ,
                                                                 ----------
          2002, attesting to the continued existence and good standing of the MLP's GP in Pennsylvania; and

     (e)  the Organization Documents of the MLP's GP and all amendments thereto.

     Those documents identified in items (a), (b) and (c) above are collectively referred to herein as the "Credit Documents." In connection with this opinion, I or other attorneys acting under my supervision have (i) investigated such questions of law, (ii) examined such partnership and company

                                   Exhibit F-2
                                     Page 1
                           Form of Opinion of Counsel
documents and records of the Transaction Parties and certificates of public officials, and (iii) received such information from officers and representatives of the Transaction Parties and made such investigations as I or other attorneys under my supervision have deemed necessary or appropriate for the purposes of this opinion. I have not, nor have other attorneys under my supervision, conducted independent investigations or inquiries to determine the existence of matters, actions, proceedings, items, documents, facts, judgments, decrees, franchises, certificates, permits, or the like and have made no independent search of the records of any court, arbitrator, or governmental authority affecting any Person, and no inference as to my knowledge thereof shall be drawn from the fact of my representation of any party or otherwise.

     In rendering the opinions herein, I have assumed without independent verification (i) the genuineness of all signatures of the Lenders and the Administrative Agent, (ii) the capacity of the signing officers of each of the Lenders and the Administrative Agent, (iii) the authenticity of all documents submitted to me as original and the conformity with the authentic originals of all documents submitted to me as copies, and (iv) the due execution and delivery, pursuant to due authorization, of the Agreement by the Lenders and the Administrative Agent and the enforceability of the Agreement against the Lenders and the Administrative Agent.

     Based upon and subject to the foregoing and the other qualifications, limitations, and assumptions set forth below and upon such other matters as I have deemed appropriate, I am of the opinion that:

     1. The MLP's GP is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania.

     2. The MLP's GP has the company power and authority to own and lease its property and to conduct the business in which it is currently engaged. The execution, delivery, and performance by the MLP's GP of the Credit Documents on behalf of the MLP and the consummation of the transactions contemplated by the Credit Documents are (a) within its company powers, (b) will not contravene (i) the Organization Documents of the MLP's GP, (ii) any law, rule, or regulation of the Commonwealth of Pennsylvania applicable to the MLP's GP, or (iii) any contractual or legal restriction applicable to the MLP's GP, and (c) with regard to the MLP's GP, will not result in or require the creation or imposition of any Lien prohibited by the Credit Documents.

     3. The Credit Agreement and the Guaranties have been duly authorized, executed, and delivered to the Administrative Agent by the MLP's GP on behalf of the MLP.

     4. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery, and performance by the MLP's GP of the Credit Documents to which it is a party or the consummation of the transactions contemplated by the Credit Documents, except, in the case of such performance, for such authorizations, approvals, actions, notices, and filings that have been made or obtained.

     5. To my knowledge there are no pending or overtly threatened actions or proceedings against the MLP's GP before any court, governmental agency, or arbitrator that purport to affect the legality, validity, binding effect, or enforceability of the Credit Documents,

                                   Exhibit F-2
                                     Page 2
                           Form of Opinion of Counsel
          or that would reasonably be expected to have a materially adverse effect upon the financial condition or operations of the MLP's GP.

     6. In any action or proceeding arising out of or relating to the Credit Documents in any court of the Commonwealth of Pennsylvania or in any Federal court sitting in the Commonwealth of Pennsylvania, assuming
          (i) proper venue, jurisdiction, and a full and proper presentation of the issues and the law to the court, (ii) such action or proceeding is not dismissed on the basis of an inconvenient forum, and (iii) that the court properly applies Pennsylvania law, such court should (a) recognize and give effect to the provisions of the Credit Documents that set forth the governing law, and (b) construe the Credit Documents in accordance with the internal laws of the State of New York, unless application of New York law would violate the public policy of the Commonwealth of Pennsylvania. Subject to the foregoing and without limiting the generality thereof, a court of the Commonwealth of Pennsylvania or a Federal court sitting in the Commonwealth of Pennsylvania should apply the usury law of the State of New York and applicable U.S. federal law and should not apply the usury law of the Commonwealth of Pennsylvania to the Credit Documents, unless application of New York law would violate the public policy of the Commonwealth of Pennsylvania. We have found no relevant statute or case law that has found a violation of public policy in connection with choice of law in a credit agreement where some of the parties thereto are headquartered, execute in, or fund from, another state. However, if a court were to hold that the Credit Documents are governed by or are to be construed in accordance with the laws of the Commonwealth of Pennsylvania, the Credit Agreement and the Cash Collateral Agreement, when executed and delivered by the parties thereto, would be, under the laws of the Commonwealth of Pennsylvania, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, and each Guaranty would be, under the laws of the Commonwealth of Pennsylvania, legal, valid and binding obligations of each Guarantor party thereto, enforceable against such Guarantor in accordance with its terms, in any case subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

     The opinions expressed in this letter are subject to the following additional qualifications and limitations:

     1. With respect to my opinion set forth in paragraph 1 above as to the valid existence and good standing of the MLP's GP, I have relied
          solely on the certificate dated           , of the Commonwealth of
                                          ----------
          Pennsylvania and, with respect to the period from that date to the date of this opinion letter, a certificate of an officer of the MLP's GP.

     2. Qualification of any statement or opinion herein by the use of the words "to my knowledge" means that during the course of the representation in connection with these transactions contemplated by the Credit Agreement, no information has come to my attention that would give me current knowledge of the existence of facts or matters so qualified. I have not undertaken any investigation to determine the existence of facts, and no inference as to my knowledge thereof shall be drawn from the fact of the representation by me of any party or otherwise.

                                   Exhibit F-2
                                     Page 3
                           Form of Opinion of Counsel

     3. This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.

     4. The opinion expressed herein is as of the date hereof, and I assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

     5. I am admitted to practice law in the Commonwealth of Pennsylvania, and, accordingly, the opinions expressed herein are based upon and limited exclusively to the laws of the Commonwealth of Pennsylvania insofar as any of such laws are applicable. I render no opinion with respect to any other laws. Further, I express no opinion with regard to any: (a) Pennsylvania or federal law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction, (iii) occupational, safety and health or other similar matters or (iv) labor, employee rights and benefits, including the Employment Retirement Income Security Act of 1974, as amended; (b) state or federal laws and regulations regarding the regulation of utilities; (c) antitrust and trade regulation laws; (d) tax laws, rules or regulations; (e) copyright, patent and trademark laws, rules or regulations; and (e) state or federal securities laws.

     6. This opinion letter is solely for the benefit of the Lenders and the Administrative Agent, their respective successors, assigns, participants, and other transferees and counsel for the Persons referred to in this sentence, in consummating the transaction contemplated by the Credit Documents, and may not be used or relied upon by, quoted, transmitted to, or filed with any other Person or for any other purpose whatsoever without in each instance my prior written consent. This opinion speaks as of its date, and I undertake no, and hereby expressly disclaim any, duty to advise you as to any changes of fact or law coming to my attention after the date hereof.

                                                               Very truly yours,

                                   Exhibit F-2
                                     Page 4
                           Form of Opinion of Counsel

                                                                       EXHIBIT G

                        CASH COLLATERAL ACCOUNT AGREEMENT
                        ---------------------------------

     This CASH COLLATERAL ACCOUNT AGREEMENT (the "Agreement") dated as of
February   , 2002, is entered into among SUNOCO LOGISTICS PARTNERS OPERATIONS
         --
L.P. ("Borrower") and Bank of America, N.A. (the "Administrative Agent"). All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement herein referenced.

                                    RECITALS

     WHEREAS, pursuant to the Credit Agreement dated as of the date hereof among the Borrower, the MLP, the Lenders from time to time party thereto, and the Administrative Agent, as Administrative Agent for the Lenders and as L/C Issuer (as it may be amended, modified, supplemented and restated from time to time, the "Credit Agreement"), the Lenders have committed to make Loans and issue Letters of Credit;

     WHEREAS, the Administrative Agent has agreed that it will issue Letters of Credit, provided that Borrower agrees to establish and maintain the Cash Collateral Account subject to and in accordance with the terms and conditions of this Agreement; and

     WHEREAS, as a condition precedent to executing and delivering the Credit Agreement, making Borrowings and issuing the Letters of Credit, the Lenders have required that Borrower grant a lien on and security interest in its rights and interests in the Cash Collateral Account to the Administrative Agent, on behalf of, and for the benefit of, the Lenders, to secure its L/C Obligations;

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, Borrower and Administrative Agent hereby agree as follows:

     1. Establishment of Cash Collateral Account. (a) Borrower shall establish
        ----------------------------------------
and maintain an account (the "Cash Collateral Account") with the Administrative Agent, the maintenance of which shall be subject to such rules and regulations as the Administrative Agent shall from time to time specify. If an Event of Default shall occur, the Administrative Agent shall have the immediate right, without prior notice or demand, to take and apply against the L/C Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account. The funds deposited in the Cash Collateral Account shall be invested by the Administrative Agent in demand deposits held by or certificates of deposit issued by the Administrative Agent. The Administrative Agent shall not be obligated to pay interest on the Cash Collateral Account. The interest, if any, earned on the Cash Collateral Account shall be credited to and remain a part of the Cash Collateral Account until the termination of this Agreement. Borrower shall make deposits to the Cash Collateral Account at the time and in the amounts required by the Credit Agreement. Deposits shall be made by wire transfer to the account as designated by the Administrative Agent.

     (b) The Administrative Agent shall have complete dominion and control over the Cash Collateral Account. The Borrower shall have no right to make withdrawals from the Cash Collateral Account. The Administrative Agent shall have the right at any time, without notice to the Borrower, to withdraw funds from the Cash Collateral Account for application to the L/C Obligations.

                                    Exhibit G
                                     Page 1
                    Form of Cash Collateral Account Agreement

     (c) The maximum amount required to be on deposit in the Cash Collateral Account at any time shall be equal to the Outstanding Amount of L/C Obligations. If the amount on deposit in the Cash Collateral Account exceeds the Outstanding Amount of all L/C Obligations, upon request made by the Borrower, Administrative Agent shall return such excess funds to Borrower.

     2. Pledge of Cash Collateral Account. Borrower hereby grants to the
        ---------------------------------
Administrative Agent, for the benefit of the Lenders, a lien on and security interest in and to the Cash Collateral Account and all monies, cash, checks, drafts, certificates of deposit, instruments, investment property, and other items now or hereafter received by Administrative Agent for deposit therein and held therein, as security for the L/C Obligations. The rights granted by this Paragraph 2 shall be in addition to the rights of the Administrative Agent under any statutory banker's Lien or the common law right of set off.

     3. Miscellaneous.
        -------------

     (a) The Borrower agrees to pay to the Administrative Agent all customary fees, costs and expenses which the Administrative Agent incurs in connection with opening and maintaining the Cash Collateral Account.

     (b) This Agreement is one of the "Loan Documents" referred to in the Credit Agreement and the provisions of the Credit Agreement relating to the Loan Documents are incorporated herein by reference. Unless stated otherwise, (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this Agreement must be construed, and its performance enforced, under New York law, and (iv) this Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     (c) This Agreement shall remain in effect until such time as there are no Letters of Credit outstanding, all Commitments have been terminated or reduced to zero, and there are no outstanding L/C Obligations. At such time, this Agreement shall terminate and the Administrative Agent shall return any amounts on deposit to the Borrower.

     (d) This Agreement binds and inures to the benefit of Borrower, the Administrative Agent (for the benefit of Lenders), and their respective successors and assigns.

                   [remainder of page intentionally left blank
                             signature page follows]

                                    Exhibit G
                                     Page 2
                    Form of Cash Collateral Account Agreement

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.


By:    SUNOCO LOGISTICS PARTNERS GP, LLC,
       its General Partner


By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------

                                    Exhibit G
                                     Page 3
                    Form of Cash Collateral Account Agreement

BANK OF AMERICA, N.A.,
for itself and as Administrative Agent for the Lenders


By:
       -----------------------------------
Name:
       -----------------------------------
Title:
       -----------------------------------

                                    Exhibit G
                                     Page 4
                    Form of Cash Collateral Account Agreement